                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-05433
                                                                 333-05433-01




PROSPECTUS  SUPPLEMENT
(To Prospectus Dated January 29, 1998)

                      ADVANTA CREDIT CARD MASTER TRUST II
  $966,000,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-A
   $86,250,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-A

                             ADVANTA NATIONAL BANK
                              SELLER AND SERVICER
                               ------------------

     Each Class A Floating Rate Asset Backed Certificate, Series 1998-A (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate, Series 1998-A (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent an undivided interest in the ADVANTA Credit Card Master Trust II (the "Trust") formed pursuant to a Pooling and Servicing Agreement among Advanta National Bank (formerly known as Advanta National Bank
                                                        (Continued on next page)
                               ------------------

     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-17 HEREIN AND ON PAGE 17 IN THE PROSPECTUS.

     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ADVANTA NATIONAL BANK, ADVANTA CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================================
                                              PRICE TO        UNDERWRITING    PROCEEDS TO THE
                                             PUBLIC(1)          DISCOUNT         BANK(1)(2)
-----------------------------------------------------------------------------------------------
Per Class A Certificate                      99.80851%           0.225%          99.58351%
-----------------------------------------------------------------------------------------------
Per Class B Certificate                      99.80406%           0.275%          99.52906%
-----------------------------------------------------------------------------------------------
Total                                      $1,050,231,208      $2,410,688      $1,047,820,520
===============================================================================================

   (1) Plus accrued interest, if any, at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, from February 6, 1998.

   (2) Before deduction of expenses payable by the Bank estimated at $700,000.
                               ------------------

     The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in book-entry form on or about February 6, 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.
                               ------------------
                    UNDERWRITERS OF THE CLASS A CERTIFICATES
SALOMON SMITH BARNEY
                    J.P. MORGAN & CO.
                                       BEAR, STEARNS & CO. INC.
                                                      CHASE SECURITIES INC.
                    UNDERWRITER OF THE CLASS B CERTIFICATES

                               J.P. MORGAN & CO.

The date of this Prospectus Supplement is February 3, 1998

(Continued from previous page)

USA and prior to that known as Colonial National Bank USA and successor in interest to the former Advanta National Bank) (the "Bank"), as seller and servicer, and Bankers Trust Company, as trustee. The property of the Trust includes a portfolio of VISA(R) and MasterCard(R) credit card receivables (the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due in payment of the Receivables and certain other property, as described more fully herein, including the benefits of funds on deposit in the Cash Collateral Account as described herein. In addition, the Collateral Interest (as defined herein) will be issued in the initial amount of $97,750,000 and will be subordinate to the Certificates. The Certificateholders will be entitled to certain assets of the Trust, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Bank owns the remaining undivided interest in the Trust not represented by the Certificates or the certificates of any other Series and any uncertificated interests in the Trust issued as Series Enhancement, and the Bank will continue to service the Receivables. The Bank has offered and from time to time may offer other Series of certificates that represent undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

     Interest will accrue on the Class A Certificates from February 6, 1998 (the "Closing Date") at the rate of 0.04% per annum above the London interbank offered quotations United States dollar deposits ("LIBOR") for a period of two months (for the period from the Closing Date through April 14, 1998) or one month (for each Interest Period thereafter) prevailing on the related LIBOR Determination Date (as defined herein) determined as described herein (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the Closing Date at the rate of 0.24% per annum above two-month LIBOR (for the period from the Closing Date through April 14, 1998) or one-month LIBOR (for each Interest Period thereafter) prevailing on the related LIBOR Determination Date determined as described herein (the "Class B Certificate Rate"). Interest with respect to the Certificates will be distributed on the 15th day of each month or, if such 15th day is not a Business Day (as defined herein), the next succeeding Business Day (each, a "Distribution Date") commencing April 15, 1998. Principal with respect to the Class A Certificates is scheduled to be distributed to the Class A Certificateholders on the January 2001 Distribution Date, or earlier in certain circumstances described herein. Principal with respect to the Class B Certificates is expected to be distributed to the Class B Certificateholders on the February 2001 Distribution Date, or earlier or later in certain circumstances described herein. The Class B Certificates will be subordinated to the Class A Certificates to the extent necessary to fund payments on the Class A Certificates as described herein. In addition, the Certificates will have the benefit of the Collateral Interest and funds on deposit in the Cash Collateral Account as described herein.

     The Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Certificates ("Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Certificate Owners only under the limited circumstances described in the Prospectus. See "Description of the Certificates -- Definitive Certificates" in the Prospectus.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     The Certificates offered hereby constitute a separate Series of Certificates being offered by the Bank from time to time pursuant to its Prospectus dated January 29, 1998. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Principal Terms" in this Prospectus Supplement and the accompanying Prospectus. Other Series which may be issued pursuant to other similar prospectus supplements and prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms will, unless the context otherwise requires, only be made in the context of such other Series.

TRUST......................  The ADVANTA Credit Card Master Trust II (the
                             "Trust"). It is expected that as part of the Transfer, if it occurs, the Trust will be renamed the Fleet Credit Card Master Trust II. See "Transfer and Assignment" in the Prospectus.

THE CERTIFICATES AND THE
  COLLATERAL INTEREST......  Each of the Class A Floating Rate Asset Backed
                             Certificates, Series 1998-A (the "Class A
                             Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 1998-A (the "Class B Certificates," together with the Class A Certificates, the "Certificates") offered hereby represents a specified undivided interest in the assets of the Trust allocated to the Certificates (the "Investor Interest"). The term "Class A Certificateholders" refers to holders of the Class A Certificates, the term "Class B Certificateholders" refers to holders of the Class B Certificates, the term "Certificateholders" refers to holders of the Certificates, and the term "Series" refers to any series of certificates issued by the Trust, including the series ("Series 1998-A") of which the Certificates form a part. In addition, an undivided interest in the Trust (the "Collateral Interest") will be issued concurrently with the issuance of the Certificates as part of Series 1998-A in an initial amount of $97,750,000 (the "Collateral Initial Investor Amount") and will, together with the amounts on deposit in the Cash Collateral Account, constitute the Series Enhancement for the Certificates. The Certificates will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of May 23, 1994, and as amended by Amendment Number 1 dated as of July 1, 1994, between the Bank, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee"), as further amended by Amendment Number 2 dated as of October 6, 1995 among the Bank, as seller and servicer, the former Advanta National Bank, as a Seller, and the Trustee (the "Master Pooling and Servicing Agreement"), and a related supplement thereto (the "Supplement" and, together with the Master Pooling and Servicing Agreement, the "Pooling and Servicing Agreement") (unless the context otherwise requires). See "Description of the Certificates." It is expected that on or about February 20, 1998 as part of the Transfer, the Pooling and Servicing Agreement will be amended without Certificateholder consent to allow replacement of the Bank as Seller and Servicer with Fleet Bank (RI), N.A., ("Fleet (RI)"), a credit card bank affiliated with Fleet Financial Group, Inc. See "Transfer and Assignment" in the Prospectus and "Risk Factors -- No Assurances of Transfer" herein.

                             The Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Except in certain limited circumstances as described in the Prospectus under "Description of the
                             Certificates -- Definitive Certificates," the Certificates will only be available in book-entry form.

                             The Trust's assets will be allocated among the Investor Interest, the Collateral Interest, the interests of the holders of other Series and the interest of the holders of the Seller Certificates (the "Sellers' Interest"), as described below. The aggregate amount of Principal Receivables and amounts, if any, on deposit in the Excess Funding Account allocated to the Certificateholders and the Collateral Interest (the "Invested Amount") will be $862,500,000 on the Closing Date (the "Initial Invested Amount"). The Invested Amount will, except as otherwise provided herein, increase up to a maximum amount of $1,150,000,000 during the Funding Period, remain fixed during the remainder of the Revolving Period and decline thereafter during the Accumulation Period or Rapid Amortization Period as principal is deposited into the Principal Funding Account or paid on the Certificates. The Invested Amount is subject to increase during the Funding Period to the extent amounts are withdrawn from the Pre-Funding Account and paid to the Seller in connection with an increase in the amount of Principal Receivables in the Trust. The aggregate amount of Principal Receivables and amounts, if any, on deposit in the Excess Funding Account allocated to the Class A Certificateholders (the "Class A Invested Amount") will be $724,500,000 on the Closing Date (the "Class A Initial Invested Amount"). The aggregate amount of Principal Receivables and amounts, if any, on deposit in the Excess Funding Account allocated to the Class B Certificateholders (the "Class B Invested Amount") will be $64,687,500 on the Closing Date (the "Class B Initial Invested Amount"). The aggregate amount of Principal Receivables and amounts, if any, on deposit in the Excess Funding Account allocated to the Collateral Interest (the "Collateral Invested Amount") will be $73,312,500 on the Closing Date (the "Collateral Initial Invested Amount"). During the Funding Period, the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount may increase under certain conditions as the Sellers' Interest is increased until the Class A Invested Amount is equal to $966,000,000, the Class B Invested Amount is equal to $86,250,000 and the Collateral Invested Amount is equal to $97,750,000. Thereafter, the Class A Invested Amount will remain, prior to the commencement of the Accumulation or Rapid Amortization Period, fixed at such Class A Invested Amount, except if there are unreimbursed Class A Investor Charge-Offs or if a Series 1998-A Pay Out Event or a Trust Pay Out Event occurs. In addition, the Class B Invested Amount will decline in certain circumstances as a result of (a) the allocation to the Class B Certificates of Defaulted Amounts, including such amounts otherwise allocable to the Class A Certificates, and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Certificates to fund certain payments in respect of the Class A Certificates. Any such reductions in the Class B Invested Amount may be reimbursed out of Excess Spread, if any, Excess Finance Charges allocable to Series 1998-A, the reallocation of certain amounts allocable to the Collateral

                             Interest and certain amounts, if any, on deposit in the Cash Collateral Account as described herein. The Seller Amount will fluctuate as the amount of Principal Receivables in the Trust, the invested amount of each Series and the amounts on deposit in the Excess Funding Account and the Principal Funding Account change from time to time. The Sellers' Interest will represent the right to the assets of the Trust not allocated to the Investor Interest, the Collateral Interest or the holders of investor certificates of other Series (the Investor Interest, the Collateral Interest and the interest in the assets of the Trust held by the holders of investor certificates of other Series is referred to herein as the "Certificateholders' Interest").

                             The Class A Certificates will represent the right to receive from the assets of the Trust allocated to the Investor Interest and the Collateral Interest funds up to (but not in excess of) the amounts required to make payments of interest on the Class A Certificates from the Closing Date at the rate of 0.04% per annum above the London interbank offered quotations for United States dollar deposits ("LIBOR") for a period of two months (for the period from the Closing Date through April 14, 1998) or one month (for each Interest Period thereafter) determined as set forth under "Description of the Certificates -- Interest Payments" (such rate, the "Class A Certificate Rate"), and payment of principal on the January 2001 Distribution Date or, in certain limited circumstances, monthly payments of principal during the Rapid Amortization Period, to the extent of the Class A Invested Amount. See "Description of the Certificates -- General," "-- Interest Payments" and "-- Principal Payments."

                             The Class B Certificates will represent the right to receive from the assets of the Trust allocated to the Investor Interest and the Collateral Interest funds up to (but not in excess of) the amounts required to make payments of interest on the Class B Certificates from the Closing Date at the rate of 0.24% per annum above two-month LIBOR (for the period from the Closing Date through April 14, 1998) or one-month LIBOR (for each Interest Period thereafter) (such rate, the "Class B Certificate Rate"), and monthly payments of principal, following the payment in full of the Class A Investor Amount, during the Class B Accumulation Period or the Rapid Amortization Period, to the extent of the Class B Invested Amount. See "Description of the
                             Certificates -- General," "-- Interest Payments" and "-- Principal Payments."

                             The Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Bank or any affiliate thereof except to the limited extent provided herein. None of the Certificates, the Accounts or the Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

RECEIVABLES................  The aggregate amount of Principal Receivables and
                             Finance Charge Receivables in the Accounts as of December 31, 1997, equaled $8,752,935,351 and
                             $198,752,657, respectively. The aggregate undivided interest in the Principal Receivables and amounts on deposit in the Excess Funding Account, if any, evidenced by the Certificates will never exceed the sum of the Class A Invested Amount and the Class B Invested Amount, regardless of the total amount of Principal Receiv-ables in the Trust and amounts on deposit in the Excess Funding Account, if any, at any time. See "The Receivables."

REGISTRATION OF
  CERTIFICATES.............  The Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial interest in the Certificates (a "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest (a "Definitive Certificate"), except in the event that Definitive Certificates are issued under the limited circumstances described herein. Investor Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). See "Description of the Certificates -- Definitive Certificates" in the Prospectus.

SELLER AND SERVICER........  Advanta National Bank (formerly known as Advanta
                             National Bank USA and prior to that known as Colonial National Bank USA and successor in interest to the former Advanta National Bank), a national banking association and an indirect wholly owned subsidiary of Advanta Corp. See "Summary of Terms -- Seller" and, "The Bank and Advanta Corp." in the Prospectus. The principal executive offices of the Bank are located at Delaware Corporate Center I, One Righter Parkway, Wilmington, Delaware 19803. It is expected that on or about February 20, 1998 as part of the Transfer that the Bank will be replaced as Seller and Servicer by Fleet (RI). See "Transfer and Assignment" in the Prospectus and "Risk Factors -- No Assurances of Transfer" herein.

COLLECTIONS................  All collections of Receivables will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. All such amounts will then be allocated in accordance with the respective interests of the Class A Certificateholders, the Class B Certificateholders, the holder of the Collateral Interest (the "Collateral Interest Holder"), the holders of the Seller Certificates and the holders of certificates and uncertificated interests of other Series, if any, in the Principal Receivables and in the Finance Charge Receivables. Subject to certain exceptions, the Servicer will deposit all collections of Receivables distributable to Certificateholders, the Collateral Interest Holder and to holders of certificates and uncertificated interests of other Series, if any, in the Collection Account no later than the day prior to the applicable Distribution Date. See "Description of the Certificates -- Allocation Percentages."

INTEREST...................  Interest on the Certificates for each Interest
                             Period will be distributed on the 15th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing April 15, 1998 in an amount equal to the product of (i)(a) the actual number of days in the related Interest Period divided by 360, times (b) the Class A Certificate Rate or Class B Certificate Rate, as applicable, and (ii) the outstanding principal amount of the Class A Certificates or the outstanding principal amount of the Class B Certificates, as applicable, as of the preceding Record Date (or, in the case of the April 1998 Distribution Date, as of the Closing Date). The "Interest Period," with respect to any Distribution Date, will be the period from the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Period will be the period from the

                             Closing Date through April 14, 1998, the day preceding the initial Distribution Date. The term "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, Claymont, Delaware, or Philadelphia, Pennsylvania (or, with respect to the determination of LIBOR, London, England) or any other state in which the principal executive offices of the Seller or any Additional Seller are located, are authorized or obligated by law, executive order or governmental decree to be closed. The "Monthly Period," with respect to any Distribution Date will be the period from and including the first day of the preceding calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on the Closing Date and end on March 31, 1998). See "Description of the Certificates -- Interest Payments."

ADDITIONAL AMOUNTS
AVAILABLE TO
  CERTIFICATEHOLDERS.......  If Class A Available Funds are less than the sum of
                             (i) current and overdue Class A Monthly Interest,
                             (ii) current and overdue Class A Additional
                             Interest, (iii) current and overdue Class A
                             Servicing Fee and (iv) the Class A Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charges allocable to Series 1998-A will be applied to fund the deficiency (the "Class A Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of (a) the excess of Class A Available Funds over the sum of the amounts referred to in clauses (i), (ii), (iii) and (iv) above, (b) the excess of Class B Available Funds over the sum of (i) current and overdue Class B Monthly Interest, (ii) current and overdue Class B Additional Interest and (iii) current and overdue Class B Servicing Fee and (c) the Collateral Available Funds not used, if the Bank (or, if the Transfer has occurred, Fleet (RI)) or the Trustee is no longer the Servicer, to pay current and overdue Collateral Servicing Fee. If Excess Spread and Excess Finance Charges allocable to Series 1998-A with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be withdrawn to fund the remaining Class A Required Amount. If Excess Spread and Excess Finance Charges allocable to Series 1998-A with respect to such Distribution Date and amounts, if any, on deposit in the Cash Collateral Account are less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount with respect to the related Monthly Period will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, then a portion of the Collateral Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction in the Collateral Invested Amount) to avoid a charge-off with respect to the Class A Certificates. If the Class B Invested Amount is reduced to zero, the

                             Class A Invested Amount will be reduced by the amount by which the Class A Required Amount for any Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charges allocated to Series 1998-A, (ii) amounts, if any, on deposit in the Cash Collateral Account and (iii) Reallocated Principal Collections for the related Monthly Period, but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the aggregate reductions in the Collateral Invested Amount and the Class B Invested Amount with respect to such Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Reallocation of Cash Flows" and "-- Allocation of Investor Default Amount."

                             Excess Spread and Excess Finance Charges allocable to Series 1998-A and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be applied to fund the Class B Required Amount. The "Class B Required Amount" means the amount for any Distribution Date equal to the sum of (a) the amount, if any, by which the sum of (i) current and overdue Class B Monthly Interest, (ii) current and overdue Class B Additional Interest and (iii) current and overdue Class B Servicing Fee exceeds Class B Available Funds and (b) the Class B Investor Default Amount for the related Monthly Period. If Excess Spread and Excess Finance Charges allocable to Series 1998-A with respect to such Distribution Date not required to pay the Class A Required Amount are less than the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will be withdrawn and applied to fund the Class B Required Amount. If such amounts available with respect to such Distribution Date are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Invested Amount for the related Monthly Period not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If Reallocated Principal Collections allocable to the Collateral Invested Amount with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, then the Collateral Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class B Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 1998-A not required to pay the Class A Required Amount and amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections not required to pay the Class A Required Amount for the related Monthly Period, but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the reduction in the Collateral Invested Amount with respect thereto, for such Monthly Period. In the event of a reduction of the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates -- Reallocation of Cash Flows" and
                             "-- Allocation of Investor Default Amount."

EXCESS FINANCE CHARGES.....  "Excess Finance Charges" means amounts designated by another Series for allocation to Series within Group One and which, pursuant to the Master Pooling and Servicing Agreement and any related supplement, are allocable to Series 1998-A. Series 1998-A will be the fifteenth Series issued by the Trust which will be outstanding on the Closing Date. Series 1998-A will be the fifteenth Series outstanding included in a group of Series ("Group One") expected to be issued by the Trust from time to time. See "Annex 1." Additional Series are expected to be issued from time to time by the Trust.

THE CASH COLLATERAL
ACCOUNT....................  A cash collateral account (the "Cash Collateral
                             Account") will be held in the name of the Trustee for the benefit of the Certificateholders and the Collateral Interest Holder. The Cash Collateral Account will have a beginning balance of $23,000,000 which may be increased to the extent collections of Excess Spread and Excess Finance Charges allocable to Series 1998-A are required to be deposited therein as described below. See "Description of the Certificates -- The Cash Collateral Account." To the extent set forth herein, withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount first, then to pay the Class B Required Amount and then to pay any unpaid Collateral Servicing Fee. See "Description of the Certificates -- Reallocation of Cash Flows."

AMOUNTS AVAILABLE AS
  ENHANCEMENT..............  On each Distribution Date, the amount of enhancement (the "Enhancement") available to the Certificateholders will equal the lesser of (i) the sum of the Collateral Investor Amount and the amount, if any, on deposit in the Cash Collateral Account (the "Available Enhancement Amount") and
                             (ii) the Required Enhancement Amount. The "Required Enhancement Amount" with respect to any Distribution Date means, subject to certain limitations more fully described herein, the greater of (i) the product of (a) the sum of (I) the sum of the Class A Invested Amount and the Class A Floating Percentage of the Pre-Funded Amount and (II) the sum of the Class B Invested Amount and the Class B Floating Percentage of the Pre-Funded Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date, minus the amount of funds on deposit in the Cash Collateral Account after taking into account all deposits and withdrawals on such Distribution Date, and (b) a fraction, the numerator of which is 11% and the denominator of which is the excess of 100% over 11% and (ii) the sum of (A) the product of (I) $1,150,000,000, (II) 1% and (III) a fraction the numerator of which is equal to the Available Cash Collateral Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date and (B) the product of (I) $1,150,000,000, (II) 3%
                             and (III) a fraction the numerator of which is equal to the Collateral Invested Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date, subject to certain limitations. "Total Enhancement" with respect to any Distribution Date means the sum of the Available Cash Collateral Amount and the Collateral Investor Amount as of the imme-diately preceding Distribution Date. With respect to any Distribution Date, if the Available Enhancement Amount is less than the Required Enhancement Amount, certain Excess Spread and Excess Finance Charges allocable to Series 1998-A will be used first to increase the Collateral Invested Amount to the extent of any prior unreimbursed reductions in the Collateral Invested Amount and then deposited into the Cash Collateral Account to the extent of such shortfall. See "Description of the Certificates -- Application of Collections -- Excess Spread; Excess Finance Charges." On any Distribution Date, to the extent that the sum of the amount on deposit in the Cash Collateral Account plus the Collateral Investor Amount exceeds the Required Enhancement Amount, such amount may be paid to the Collateral Interest Holder and will not be available to the Certificateholders. See "Description of the Certificates -- The Cash Collateral Account."

FUNDING PERIOD.............  During the period from and including the Closing
                             Date to but excluding the earlier of (i) the commencement of the Rapid Amortization Period, (ii) the date on which the Invested Amount first equals $1,150,000,000 and (iii) April 30, 1998 (the
                             "Funding Period"), the Pre-Funded Amount will be maintained in a trust account to be established with the Trustee (the "Pre-Funding Account"). The "Pre-Funded Amount" means the principal amount on deposit in the Pre-Funding Account, which initially will equal $287,500,000. Funds on deposit in the Pre-Funding Account will be invested by the Trustee in Eligible Investments.

                             During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn on a weekly basis to the extent of any increases in the Invested Amount as a result of an increase in the amount of Principal Receivables in the Trust to the extent that the Seller Amount on such day exceeds the product of (A) the sum of 0.50% and the Required Seller Percentage on such date and (B) the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount will in no event exceed $1,150,000,000 or increase by an amount in excess of the Pre-Funded Amount immediately prior to giving effect to such increase. Certificateholders will have no further right to or interest in such funds upon their withdrawal from the Pre-Funding Account in connection with such increases in the Invested Amount. Should the Pre-Funded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable pro rata to the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder on the next succeeding Distribution Date and result in a reduction of the Class A Investor Amount, the Class B Investor Amount and the Collateral Investor Amount. See "Description of the Certificates -- Pre-Funding Account."

REVOLVING PERIOD...........  No principal will be payable to or for the benefit of Certificateholders during the period (the
                             "Revolving Period") from and including the Closing Date to but not including the earlier of (i) the commencement of the Accumulation Period and (ii) the commencement of the Rapid Amortization Period. The accumulation period with respect to the Certificates (the "Accumulation Period"), which includes separate accumulation periods for the Class A Certificates and the Class B Certifi-cates, is scheduled to begin at the close of business on March 31, 2000. Subject to the conditions set forth herein under "Description of the Certificates -- Postponement of Accumulation Period," the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the end of the day on November 30, 2000. During the Revolving Period, collections of Principal Receivables allocated to the Certificates and the Collateral Interest (other than Reallocated Principal Collections that are used to pay any deficiency in the Class A Required Amount or the Class B Required Amount) will generally be paid from the Trust to the holders of the Seller Certificates or to amortizing or accumulating Series in Group One or deposited into the Excess Funding Account. See "Description of the Certificates -- Principal Payments."

ACCUMULATION PERIOD;
  PRINCIPAL PAYMENTS.......  Unless a Series 1998-A Pay Out Event or a Trust Pay
                             Out Event shall have occurred, (a) the Class A accumulation period (the "Class A Accumulation Period") will begin at the end of the day on the last day of the Revolving Period and will end on the earliest of (i) the commencement of the Rapid Amortization Period, (ii) the payment in full to the Class A Certificateholders of the Class A Investor Amount, and (iii) the Series 1998-A Termination Date, and (b) the Class B accumulation period (the "Class B Accumulation Period") will commence on the first day of the Monthly Period immediately preceding the Class B Principal Commencement Date and end on the earliest of (i) the commencement of the Rapid Amortization Period,
                             (ii) the payment in full to the Class B
                             Certificateholders of the Class B Invested Amount and (iii) the Series 1998-A Termination Date. During the Accumulation Period, the Available Investor Principal Collections will no longer be paid to the holders of the Seller Certificates or to amortizing or accumulating Series in Group One or deposited into the Excess Funding Account as described above but instead will be deposited monthly, along with certain other amounts constituting Available Investor Principal Collections, on each Distribution Date beginning with the Distribution Date in the month following the commencement of the Accumulation Period in a trust account established by the Servicer for the benefit of Certificateholders (the "Principal Funding Account") to be accumulated for payment to the Certificateholders as provided herein, first to the Class A Certificateholders, which payment is anticipated to be on the Class A Expected Final Distribution Date, and then (following payment in full of the Class A Investor Amount) to the Class B Certificateholders, which payment is anticipated to be on the Class B Expected Final Distribution Date. With respect to any Distribution Date, during either the Rapid Amortization Period or the Accumulation Period, until the Class B Invested Amount is paid in full and subject to certain other exceptions, "Collateral Monthly Principal" shall mean an amount equal to the lesser of (A) the sum of (x) Collateral Principal Collections and (y) Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal and (B) the excess, if any, of
                             (i) the amount on deposit in the Cash Collateral Account plus the Collateral Investor Amount over
                             (ii) the Required Enhancement Amount (the
                             "Enhancement Surplus"). During the Accumulation Period and the Rapid Amortization Period, collections of Principal Receivables gener-ally will be allocated to the Invested Amount in a ratio the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of the aggregate amount of Principal Receivables and the principal amount on deposit in the Excess Funding Account as of the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding; provided, however, that such ratio is subject to adjustment to give effect to additions of Additional Accounts. See "Description of the Certificates -- Allocation Percentages,"
                             "-- Application of Collections" and "-- Principal Payments."

                             With respect to any Distribution Date relating to the Accumulation Period, if Available Investor Principal Collections in the prior Monthly Period are equal to or greater than the sum of (i) the Controlled Accumulation Amount on such Distribution Date and (ii) the existing Deficit Controlled Accumulation Amount (as defined below), if any, from the immediately preceding Distribution Date (such sum for such Distribution Date, the "Controlled Deposit Amount," provided that the Controlled Deposit Amount on any Distribution Date after the payment in full of the Class A Certificates shall not exceed the Class B Invested Amount), then the Controlled Deposit Amount will be deposited into the Principal Funding Account, and the excess of such Available Investor Principal Collections over the Controlled Deposit Amount and any amounts thereof applied as Collateral Monthly Principal will be paid from the Trust to the holders of the Seller Certificates or to other amortizing or accumulating Series in Group One or deposited into the Excess Funding Account. The existing "Deficit Controlled Accumulation Amount" means, on any Distribution Date, the excess, if any, of the Controlled Deposit Amount from the prior Distribution Date over the Available Investor Principal Collections.

                             If the Available Investor Principal Collections in the prior Monthly Period are less than the Controlled Deposit Amount, such remaining Available Investor Principal Collections will be deposited into the Principal Funding Account, and the excess of the Controlled Deposit Amount over such Available Investor Principal Collections will be the Deficit Controlled Accumulation Amount for the succeeding Monthly Period. See "Description of the Certificates -- Application of Collections."

                             All amounts in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Accumulation Period will be included in Class A Available Funds with respect to each Distribution Date.

                             Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Amount on the Class A Expected Final Distribution Date. If the aggregate principal amount of deposits made to the Principal Funding Account are insufficient to pay in full the Class A Investor Amount on the Class A Expected Final Distribution Date, the Rapid Amortization Period will commence as described below and on each Distribution Date thereafter until the Class A Investor Amount is paid in full the Class A Certificateholders will receive distributions of Class A Monthly Principal. Although it is anticipated that during the Class A Accumulation Period, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Accumulation Amount with respect to each Distribution Date and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Expected Final Distribution Date, no assurance can be given in that regard. See "Maturity Assumptions" herein.

                             On the Class B Expected Final Distribution Date, provided that the Class A Investor Amount is paid in full on the Class A Expected Final Distribution Date and the Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Invested Amount as described herein. If the Available Investor Principal Collections are insufficient to pay the Class B Invested Amount on the Class B Expected Final Distribution Date, the Rapid Amortization Period will commence as described below and on each Distribution Date thereafter following the payment in full of the Class A Certificates until the Class B Invested Amount is paid in full, the Class B Certificateholders will receive distributions of Class B Monthly Principal. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificateholders on the Class B Expected Final Distribution Date, no assurance can be given in that regard. See "Maturity Assumptions" herein.

                             If a Series 1998-A Pay Out Event or Trust Pay Out Event occurs during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date following the Monthly Period in which the Rapid Amortization Period commences.

CLASS A EXPECTED FINAL
  DISTRIBUTION DATE........  The January 2001 Distribution Date.

CLASS B EXPECTED FINAL
  DISTRIBUTION DATE........  The February 2001 Distribution Date.

RAPID AMORTIZATION PERIOD;
  PRINCIPAL PAYMENTS.......  During the period beginning with the occurrence of any Series 1998-A Pay Out Event or Trust Pay Out Event and ending on the earlier of (i) the payment in full to the Certificateholders of the Class A Investor Amount and the Class B Invested Amount and payment in full to the Collateral Interest Holder of the Collateral Invested Amount and (ii) the Series 1998-A Termination Date (the "Rapid Amortization Period"), Available Investor Principal Collections will no longer be paid from the Trust to the holders of the Seller Certificates or to amortizing or accumulating Series in Group One or deposited into the Excess Funding Account as described above but instead will be distributed on each Distribution Date, first to the Class A Certificateholders until the Class A Investor Amount has been paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full, beginning with the Distribution Date following the Monthly Period in which the Rapid Amortization Period commences. See "Description of the Certificates -- Series 1998-A Pay Out Events and Trust Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period. See "Description of the Certificates -- Application of Collections."

SUBORDINATION OF THE CLASS
  B CERTIFICATES AND THE
  COLLATERAL INTEREST......  The Class B Certificates will be subordinated as described herein to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Certificates. If the Collateral Invested Amount and the amount on deposit in the Cash Collateral Account are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Invested Amount is reduced, and is not reinstated, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Certificates -- Subordination."

SHARED COLLECTIONS OF
  PRINCIPAL RECEIVABLES....  To the extent that collections of Principal
                             Receivables allocated to the Certificates or the Collateral Interest are not needed to make payments to or for the benefit of Certificateholders or the Collateral Interest Holder, such collections may be applied to cover principal payments due to or for the benefit of other Series, if any, in Group One. Any such application of collections will not result in a reduction of the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount. In addition, during the Accumulation Period, certain collections of Principal Receivables allocated to other Series in Group One, to the extent such collections are not needed to make payments in respect of such other Series, may be applied to cover principal amounts payable to or for the benefit of the Certificateholders or the Collateral Interest Holder. See "Description of the Certificates -- Shared Collections of Principal Receivables."

REQUIRED SELLER
  PERCENTAGE...............  The Required Seller Percentage applicable to Series
                             1998-A is currently 5%, provided that the Required Seller Percentage may be reduced to as low as 2% if the Seller delivers an officer's certificate stating that such reduction will not have an Adverse Effect and the Rating Agency Condition is satisfied.

RECORD DATE................  With respect to any Distribution Date, the last
                             Business Day of the month preceding such Distribution Date.

OPTIONAL REPURCHASE........  The Certificates will be subject to optional purchase by the Seller on any Distribution Date after the Investor Amount is less than or equal to 5% of the Initial Investor Amount, unless certain events as specified in the Pooling and Servicing Agreement have occurred. The purchase price on the Distribution Date on which such purchase occurs will be equal to the Investor Amount plus accrued and unpaid interest on the Certificates and the Collateral Interest as described herein. See "Description of the Certificates -- Optional Repurchase."

FINAL PAYMENT OF PRINCIPAL
  AND INTEREST; TERMINATION
  OF TRUST.................  The interest of the Certificateholders in the Trust will terminate following the earlier of (i) the day after the Distribution Date on which the Investor Amount is paid in full and (ii) the earlier of the July 2003 Distribution Date and the termination of the Trust (the "Series 1998-A Termination Date"). All principal and interest will be due and payable no later than the Series 1998-A Termination Date. See "Description of the Certificates -- Final Payment of Principal and Interest; Termination" in the Prospectus.

TRUSTEE....................  Bankers Trust Company.

TAX STATUS.................  Subject to the matters discussed under "Certain
                             Federal Income Tax Consequences" herein and in the Prospectus, Special Tax Counsel to the Bank will deliver its opinion to the effect that, under existing law, the Class A Certificates and the Class B Certificates will properly be characterized as debt for Federal income tax purposes on the date of issuance. Under the Pooling and Servicing Agreement, the Certificate Owners will agree to treat the Certificates as indebtedness for income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of Federal income tax laws.

ERISA CONSIDERATIONS.......  Under a regulation issued by the Department of
                             Labor, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, such that the Class A Certificates would constitute "publicly-offered securities," including that interests in the Class A Certificates be held by at least 100 persons independent of the Seller and each other upon completion of the public offering being made hereby. The Class A Underwriters expect that interests in the Class A Certificates will be held by at least 100 such persons; however, no assurance can be given, and no monitoring or other measures will be taken, to ensure that such condition will be met. It is anticipated that the other conditions of the "publicly-offered security" exception contained in the regulation will be met. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing interests in the Class A Certificates should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

                             The Class B Underwriter currently does not expect that the Class B Certificates will be held by at least 100 such persons and, therefore, does not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B

                             Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

CERTIFICATE RATINGS........  It is a condition to the issuance of the Class A
                             Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency.

                             It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized rating agency.

                             The rating agency or rating agencies rating the Certificates, the Collateral Interest or any other Series are collectively referred to herein as the "Rating Agencies" or individually as a "Rating Agency." The Certificates offered hereby are investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

                                  RISK FACTORS

     Limited Liquidity. There is currently no market for the Certificates. The Underwriters expect to make a secondary market in the Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     Rating of the Certificates. It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized rating agency. The rating of the Certificates is based primarily on the value of the Receivables, the availability of funds on deposit in the Cash Collateral Account and the Pre-Funding Account as support for the Certificates and, in the case of the Class A Certificates, the subordination of the Class B Certificates and the Collateral Interest and, in the case of the Class B Certificates, the subordination of the Collateral Interest. The ratings of the Certificates are not a recommendation to purchase, hold or sell Certificates, and such ratings do not comment as to the marketability of the Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by any such rating agency, if in its judgment circumstances so warrant.

     No Assurances of Transfer. As described under the caption "Transfer and Assignment" in the Prospectus, Advanta Corp. and Fleet Financial Group, Inc. ("Fleet Financial Group") have entered into a Contribution Agreement which provides, among other things, that Advanta Corp. and certain of its subsidiaries, including the Bank (the "Advanta Contributors") and Fleet Financial Group and certain of its subsidiaries (the "Fleet Contributors"), will contribute certain of the assets and liabilities relating to their respective consumer credit card businesses to a newly created Rhode Island limited liability company, Fleet Credit Card LLC (the "LLC"), in exchange for a 4.99% membership interest in the LLC to Advanta Corp. (and its subsidiaries) and a 95.01% interest to Fleet Financial Group (and its subsidiaries) and the assumption of certain liabilities, and the LLC will cause the Fleet Contributors and the Advanta Contributors to transfer to Fleet Bank (RI), N.A. ("Fleet
(RI)"), certain of those assets and liabilities, including the Accounts and other assets of the Bank relating to the Trust (such contributions and transfers, collectively, the "Transfer"). In connection with the Transfer, Fleet
(RI) is expected to become Seller and Servicer in place of the Bank.

     The Bank currently expects that the Transfer will occur on or about February 20, 1998. There are, however, numerous conditions which must be met before the Transfer will occur. These conditions include, among others, the need for approval by the stockholders of Advanta Corp., review and approval by various regulatory authorities and review by the Rating Agencies and confirmation of existing ratings on certificates. In addition, it is possible that certain groups may initiate legal action to challenge certain aspects of the Transfer. Therefore, there can be no assurance that the Transfer will occur or, if it occurs, when it will occur. The Contribution Agreement, by its terms, may be terminated by either party if the Transfer has not been consummated by March 31, 1998, although this date may be extended to June 30, 1998 under certain circumstances. In addition, if the Transfer occurs, the terms may vary from those described in the Prospectus and in this Prospectus Supplement.

     Limited Amounts of Credit Enhancement. Although credit enhancement with respect to the Certificates will be provided by the funds held in the Cash Collateral Account and the subordination of the Collateral Interest, such amounts are limited. If the Collateral Invested Amount and any amount on deposit in the Cash Collateral Account are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Allocation Percentages," "-- Allocation of Investor Default Amount" and "-- The Cash Collateral Account."

     Effect of Subordination of Class B Certificates; Principal Payments. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Investor Amount has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charges allocated to Series 1998-A, Reallocated Principal Collections with respect to the Collateral Invested Amount, amounts, if any, on deposit in the Cash Collateral Account, and reductions in the Collateral Invested Amount. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders will be reduced. See "Description of the Certificates -- Allocation Percentages" and "-- Reallocation of Cash Flows." If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Subordination."

     Discount Option. Pursuant to the Pooling and Servicing Agreement, the Sellers have the option to designate a fixed percentage or a variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Pooling and Servicing Agreement, the Seller can make such a designation without notice to or the consent of Certificateholders. The Seller must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Seller such designation would not cause to occur a Pay Out Event with respect to any Series or an event which with notice or the lapse of time or both would constitute a Pay Out Event with respect to any Series and (ii) the Rating Agency Condition is satisfied. See "Description of the Certificates -- Discount Option" in the Prospectus.

     Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating members (in the United States) or Cedel or Euroclear (in Europe). See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

                       THE BANK'S CREDIT CARD ACTIVITIES

BILLING AND PAYMENT

     Nearly all of the accounts in the Advanta Consumer Credit Card Portfolio are subject to finance charges at prime indexed variable rates ranging from 4.9% to 22.9% for purchases and cash advances, or London interbank offered rate indexed variable rates also ranging from 4.9% to 22.9% for purchases and cash advances. For more information, see "The Bank's Credit Card
Activities -- Billing and Payments" in the Prospectus.

DELINQUENCIES AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Advanta Consumer Credit Card Portfolio. As of December 31, 1997, the Advanta Consumer Credit Card Portfolio included receivables from accounts the receivables of which were transferred to trusts similar to the Trust in an aggregate amount equal to $1.4 billion ("Prior Securitizations"). As of December 31, 1997, the Advanta Consumer Credit Card Portfolio also included approximately $8,952 million of receivables from accounts the receivables of which were transferred to the Trust. Additional Accounts have been designated for inclusion in the Trust from time to time (the "Master Trust II Sales") as set forth in Annex II. The Accounts in the Trust Portfolio have been selected from accounts in the Advanta Consumer Credit Card Portfolio based on certain eligibility criteria specified in the Pooling and Servicing Agreement. See "The Receivables." There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below or, if the Transfer takes place, that the delinquency and loss experience for Receivables selected from the Fleet Consumer Credit Card Portfolio will be similar to the historical experience of the Advanta Consumer Credit Card Portfolio. See "Transfer and Assignment" in the Prospectus.

                             DELINQUENCY EXPERIENCE
                     ADVANTA CONSUMER CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                   AS OF DECEMBER 31,
                                                       ------------------------------------------
                                                         1997(1)         1996(1)        1995(1)
                                                       -----------     -----------     ----------
Receivables Outstanding(2).........................    $11,244,601     $12,691,472     $9,984,291
Receivables Contractually Delinquent as a
  Percentage of Receivables Outstanding:
  30-59 days.......................................           1.74%           1.62%          1.12%
  60-89 days.......................................           1.10            1.08           0.57
  90 or more days..................................           2.45            2.28           0.95
                                                       -----------     -----------     ----------
          Total....................................           5.29%           4.98%          2.64%
                                                       ===========     ===========     ==========

---------------

(1) Includes the receivables transferred in connection with the Prior Securitizations and Master Trust II Sales.

(2) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.

                             CHARGE-OFF EXPERIENCE
                     ADVANTA CONSUMER CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          1997            1996            1995
                                                       -----------     -----------     ----------
Average Receivables Outstanding(1)(2)..............    $11,349,058     $12,167,084     $7,677,833
Gross Losses(3)....................................        865,990         472,314        205,715
Recoveries.........................................         70,062          21,075         12,874
Net Losses.........................................        795,928         451,239        192,841
Net Losses as a Percentage of Average Receivables
  Outstanding......................................           7.01%(4)        3.71%(4)       2.51%

---------------
(1) Includes the receivables transferred in connection with the Prior Securitizations and Master Trust II Sales.

(2) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.

(3) Total Gross Losses are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of annual cardholder fees on cardholder accounts which have been closed. Losses do not include accrued finance charges that have been written off of fraud losses.

(4) Beginning in August 1996, the Bank adopted a new charge-off methodology related to bankrupt credit card accounts. See "The Bank's Credit Card Activities -- Delinquencies" in the Prospectus.

     The causes of the increase in the charge-offs on the Advanta Consumer Credit Card Portfolio from 1996 to 1997 include the following factors: continuing increases in the level of consumer bankruptcies, the seasoning of the portfolio and a general trend in the credit card industry towards higher gross charge-offs. Advanta Corp. has announced a number of initiatives which have been used to stem losses including improving the Bank's collection process by further customizing collection methods, more quickly identifying and intervening on potentially troubled accounts by means of advanced computer-based behavior prediction programs and tightening underwriting standards.

INTERCHANGE

     In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, the Seller will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust on the Business Day immediately preceding the Distribution Date an amount equal to one-twelfth of 1.25% of the outstanding balance of the Principal Receivables allocable to the Series 1998-A at the end of the last day of the preceding Monthly Period.

                                THE RECEIVABLES

     The Receivables in the Initial Accounts were conveyed to the Trust on December 9, 1993 (the "Initial Closing Date"). The Initial Accounts were selected from the Advanta Consumer Credit Card Portfolio satisfying criteria set forth in the Pooling and Servicing Agreement (the "Criteria") as applied on October 31, 1993 (the "Initial Cut Off Date"). Receivables in Additional Accounts have been conveyed to the Trust from time to time since the Initial Closing Date as set forth in Annex II. Such Receivables arose in Additional Accounts selected from the Advanta Consumer Credit Card Portfolio satisfying the Criteria as applied on the relevant cut off date (the "Relevant Cut Off Date"). All such Accounts and any additional Receivables which have arisen from those Accounts conveyed to the Trust are hereinafter referred to as the "Trust Portfolio." In order to meet the Criteria, each Account must, on the Relevant Cut Off Date, among other things, have been in existence and maintained by the Seller, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under certain circumstances, not be an account the credit card or cards with respect to which have been reported to the Seller as having been lost or stolen. See "Description of the Certificates -- Representations, Warranties and Covenants" in the Prospectus. Cardholders whose accounts are included in the Advanta Consumer Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries. Pursuant to the Pooling and Servicing Agreement, the Seller may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically designate Additional Accounts and convey the Receivables therein whether such Receivables are then existing or thereafter created. See "Description of the Certificates -- Addition of Accounts" in the Prospectus. These accounts must meet the criteria set forth above as of the Relevant Cut Off Date that the Seller designates such accounts as Additional Accounts. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same MasterCard and VISA accounts designated by the Seller on the Relevant Cut Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Relevant Cut Off Date and on the date any new Receivables are created, the Seller will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Certificates -- Representations, Warranties and Covenants" in the Prospectus.

     The Receivables (including receivables in the Additional Accounts the receivables of which are expected to be conveyed to the Trust during the period from the date of this Prospectus Supplement through the Closing Date), as of December 31, 1997, totalled $9,555,955,234 in 6,425,475 Accounts. The Accounts had an average credit limit of $6,387. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 23.3%. The average age of the Accounts was approximately 27.1 months.

     The following tables summarize the Trust Portfolio (including receivables in the Additional Accounts the receivables of which are expected to be conveyed to the Trust during the period from the date of this Prospectus Supplement through the Closing Date) by various criteria as of the close of business on December 31, 1997. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                          PERCENTAGE
                                                           OF TOTAL                         PERCENTAGE
                                            NUMBER OF     NUMBER OF                          OF TOTAL
ACCOUNT BALANCE                             ACCOUNTS       ACCOUNTS       RECEIVABLES       RECEIVABLES
----------------------------------------    ---------     ----------     --------------     ----------
Credit balance..........................      111,018          1.7%      $  (10,266,042)        (0.1)%
$0.00...................................    3,265,706         50.8                    0          0.0
$0.01 to $1,000.00......................      798,169         12.4          288,779,483          3.0
$1,000.01 to $2,500.00..................      629,721          9.8        1,092,334,321         11.4
$2,500.01 to $5,000.00..................      923,300         14.4        3,452,240,855         36.1
$5,000.01 to $7,500.00..................      513,017          8.0        3,122,371,041         32.7
Over $7,500.00..........................      184,544          2.9        1,610,495,576         16.9
                                            ---------        -----        -------------        -----
Total...................................    6,425,475        100.0%      $9,555,955,234        100.0%
                                            =========        =====        =============        =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                          PERCENTAGE
                                                           OF TOTAL                         PERCENTAGE
                                            NUMBER OF     NUMBER OF                          OF TOTAL
CREDIT LIMIT BALANCE                        ACCOUNTS       ACCOUNTS       RECEIVABLES       RECEIVABLES
----------------------------------------    ---------     ----------     --------------     -----------
$0.00 to $1,000.00......................       68,436          1.1%      $   13,511,325          0.1%
$1,000.01 to $2,500.00..................      489,894          7.6          388,825,790          4.1
$2,500.01 to $5,000.00..................    1,761,089         27.4        2,466,221,586         25.8
$5,000.01 to $7,500.00..................    2,266,898         35.3        3,337,878,357         34.9
Over $7,500.00..........................    1,839,158         28.6        3,349,518,176         35.1
                                            ---------        -----        -------------        -----
Total...................................    6,425,475        100.0%      $9,555,955,234        100.0%
                                            =========        =====        =============        =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                          PERCENTAGE
PERIOD OF DELINQUENCY                                      OF TOTAL                         PERCENTAGE
(DAYS CONTRACTUALLY                         NUMBER OF     NUMBER OF                          OF TOTAL
DELINQUENT)                                 ACCOUNTS       ACCOUNTS       RECEIVABLES       RECEIVABLES
----------------------------------------    ---------     ----------     --------------     -----------
Not Delinquent..........................    6,132,455         95.4%      $8,422,904,344         88.1%
1 to 29 days............................      187,650          2.9          677,957,311          7.1
30 to 59 days...........................       39,138          0.6          154,931,974          1.6
60 to 89 days...........................       22,761          0.4           97,146,623          1.0
90 to 119 days..........................       17,335          0.3           79,131,009          0.8
120 to 149 days.........................       13,650          0.2           64,772,630          0.7
150 to 179 days.........................       10,985          0.2           53,197,724          0.6
180 or more.............................        1,501          0.0            5,913,619          0.1
                                            ---------       ------       --------------       ------
Total...................................    6,425,475        100.0%      $9,555,955,234        100.0%
                                            =========       ======       ==============       ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                          PERCENTAGE
                                                           OF TOTAL                         PERCENTAGE
                                            NUMBER OF     NUMBER OF                          OF TOTAL
AGE (IN MONTHS)                             ACCOUNTS       ACCOUNTS       RECEIVABLES       RECEIVABLES
----------------------------------------    ---------     ----------     --------------     -----------
0 to 6 months...........................      759,983         11.8%      $1,675,503,946         17.5%
Over 6 to 12 months.....................      608,327          9.5        1,313,812,592         13.7
Over 12 to 24 months....................    1,381,807         21.5        2,132,327,220         22.3
Over 24 to 36 months....................    1,430,499         22.3        1,887,723,408         19.8
Over 36 to 48 months....................    1,323,013         20.6        1,511,279,355         15.8
Over 48 to 60 months....................      265,392          4.1          372,103,643          3.9
Over 60 to 84 months....................      239,301          3.7          262,658,253          2.7
Over 84 months..........................      417,153          6.5          400,546,817          4.3
                                            ---------       ------       --------------       ------
Total...................................    6,425,475        100.0%      $9,555,955,234        100.0%
                                            =========       ======       ==============       ======

              GEOGRAPHIC DISTRIBUTION OF ACCOUNTS AND RECEIVABLES
                                TRUST PORTFOLIO*

                                                 PERCENTAGE OF
                                  NUMBER OF          TOTAL                             PERCENTAGE OF TOTAL
              STATE               ACCOUNTS     NUMBER OF ACCOUNTS     RECEIVABLES          RECEIVABLES
--------------------------------- ---------    ------------------    --------------    -------------------
Alabama..........................    75,283             1.2%         $  111,886,273             1.2%
Alaska...........................    10,212             0.2              16,669,760             0.2
Arizona..........................    94,833             1.5             147,280,560             1.5
Arkansas.........................    53,586             0.8              90,074,411             0.9
California.......................   911,627            14.2           1,398,046,045            14.6
Colorado.........................   110,745             1.7             159,203,538             1.7
Connecticut......................    88,845             1.4             126,899,985             1.3
Delaware.........................    23,307             0.4              30,811,124             0.4
District of Columbia.............    12,679             0.2              20,088,525             0.2
Florida..........................   365,204             5.7             585,538,034             6.1
Georgia..........................   137,381             2.1             204,750,739             2.1
Hawaii...........................    23,847             0.4              40,003,698             0.4
Idaho............................    27,519             0.4              38,456,737             0.4
Illinois.........................   265,426             4.1             385,322,458             4.0
Indiana..........................   136,050             2.1             188,898,199             2.0
Iowa.............................    74,452             1.2             103,140,614             1.1
Kansas...........................    64,052             1.0              99,676,103             1.0
Kentucky.........................    67,218             1.0              94,190,845             1.0
Louisiana........................    84,634             1.3             121,237,779             1.3
Maine............................     1,794             0.0               2,637,956             0.0
Maryland.........................   141,649             2.2             206,817,758             2.2
Massachusetts....................   186,468             2.9             256,453,763             2.7
Michigan.........................   222,860             3.5             327,895,552             3.4
Minnesota........................   132,981             2.1             178,331,842             1.9
Mississippi......................    39,269             0.6              57,841,553             0.6
Missouri.........................   124,573             1.9             187,904,086             2.0
Montana..........................    18,647             0.3              24,272,446             0.3
Nebraska.........................    38,380             0.6              52,472,175             0.5
Nevada...........................    50,248             0.8              87,768,988             0.9
New Hampshire....................    30,009             0.5              42,425,866             0.4
New Jersey.......................   259,930             4.0             358,510,576             3.8
New Mexico.......................    32,071             0.5              47,615,335             0.5
New York.........................   504,384             7.8             805,738,352             8.4
North Carolina...................   128,786             2.0             181,341,291             1.9
North Dakota.....................    13,958             0.2              18,610,844             0.2
Ohio.............................   248,537             3.9             353,997,923             3.7
Oklahoma.........................    73,820             1.1             119,014,757             1.2
Oregon...........................    76,558             1.2             104,533,151             1.1
Pennsylvania.....................   293,878             4.7             376,553,064             4.0
Rhode Island.....................    28,878             0.4              41,936,115             0.4
South Carolina...................    60,522             0.9              84,545,486             0.9
South Dakota.....................    13,880             0.2              18,785,128             0.2
Tennessee........................   109,393             1.7             154,561,858             1.6
Texas............................   423,656             6.6             724,817,409             7.6
Utah.............................    39,789             0.6              55,721,875             0.6
Vermont..........................    13,409             0.2              18,957,240             0.2
Virginia.........................   159,450             2.5             239,539,922             2.5
Washington.......................   133,748             2.1             192,116,365             2.0
West Virginia....................    28,906             0.4              39,946,759             0.4
Wisconsin........................   146,031             2.3             196,762,545             2.1
Wyoming..........................    10,984             0.2              15,871,030             0.2
All Others.......................    11,129             0.2              19,480,797             0.2
                                  ---------           -----          --------------           -----
Total............................ 6,425,475           100.0%         $9,555,955,234           100.0%
                                  =========           =====          ==============           =====

---------------
* All data as of December 31, 1997.

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that Class A Certificateholders will not begin to receive payments of principal until the Class A Expected Final Distribution Date or following the occurrence of a Series 1998-A Pay Out Event or a Trust Pay Out Event which results in the commencement of the Rapid Amortization Period. Class B Certificateholders will not receive payments of principal until the payment in full of the Class A Investor Amount. Unless and until a Series 1998-A Pay Out Event or a Trust Pay Out Event occurs, on each Distribution Date during the Accumulation Period, monthly deposits of principal equal to the lesser of (a) Available Investor Principal Collections and (b) the Controlled Deposit Amount will be made into the Principal Funding Account.

     Although it is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on the January 2001 Distribution Date (the "Class A Expected Final Distribution Date") and that a single principal payment will be made to Class B Certificateholders in an amount equal to the Class B Invested Amount on the February 2001 Distribution Date (the "Class B Expected Final Distribution Date"), no assurance can be given in that regard.

     A "Series 1998-A Pay Out Event" occurs, with respect to Series 1998-A only, either automatically or after specified notice, upon (a) failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Seller, provided, however, that such determination will be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement, (c) (i) with respect to the end of any Monthly Period, as determined on the third Business Day preceding the related Distribution Date (the "Determination Date"), with respect to which the Seller Amount is less than the Required Seller Amount as of the last day of such Monthly Period, the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the Seller Amount is at least equal to the Required Seller Amount on or prior to the tenth Business Day following such Determination Date or (ii) with respect to the end of any Monthly Period with respect to which the aggregate Principal Receivables in the Trust are not at least equal to the Required Principal Balance as of the last day of such Monthly Period, the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables in the Trust are at least equal to the Required Principal Balance on or prior to the tenth Business Day following such Determination Date, (d) the average of the Net Portfolio Yield for three consecutive Monthly Periods being a rate which is less than the average of the Base Rate for such period, (e) the occurrence of a Servicer Default having a material adverse effect on the Certificateholders, provided, however, that such determination will be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement, or (f) failure to pay in full (i) the Class A Investor Amount on the Class A Expected Final Distribution Date or (ii) the Class B Invested Amount on the Class B Expected Final Distribution Date. The term "Net Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the sum of (a) the amount of collections of Finance Charge Receivables during such Monthly Period allocable to the Certificates and to the Collateral Interest including any other amounts that are to be treated as Collections of Finance Charge Receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Defaulted Amount allocable to the Class A Certificates, the Class B Certificates and the Collateral Interest for the Distribution Date with respect to such Monthly Period, plus (b) the amount of any Principal Funding Investment Proceeds for the related Distribution Date, plus (c) the amount of any investment earnings (net of investment losses and expenses) on funds on deposit in the Pre-Funding Account for the related Distribution Date, plus (d) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period. For any Monthly Period, the "Base Rate" will be equal to the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Collateral Monthly Interest and (iv) the Monthly Servicing Fee, each with respect to the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period. A "Trust Pay Out Event" occurs, with respect to the Certificates and each other

Series automatically upon (a) an Insolvency Event relating to any Seller (including any Additional Seller), (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (c) the inability of the Seller to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement. Although the Bank believes that the likelihood of a Series 1998-A Pay Out Event or a Trust Pay Out Event occurring is remote, there can be no assurance that a Series 1998-A Pay Out Event or a Trust Pay Out Event will not occur. See "Description of the Certificates -- Series 1998-A Pay Out Events and Trust Pay Out Events."

     In the event of the occurrence of a Series 1998-A Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will begin. During the Rapid Amortization Period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal equal to the Available Investor Principal Collections received by the Trust during the related Monthly Period (plus the principal amount on deposit in the Principal Funding Account) until the Class A Investor Amount or Class B Invested Amount, as applicable, are paid in full. Allocations of Principal Receivables will be based on the Principal Allocation Percentage. See "Description of the Certificates -- Allocation Percentages."

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Advanta Consumer Credit Card Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                             MONTHLY PAYMENT RATES
                     ADVANTA CONSUMER CREDIT CARD PORTFOLIO

                                                          YEAR ENDED DECEMBER 31,
                                                        ----------------------------
                                                         1997       1996       1995
                                                        ------     ------     ------
          Lowest....................................     9.85%      8.49%      9.29%
          Highest...................................    12.10%     10.23%     12.42%
          Monthly Average...........................    10.93%      9.40%     10.73%

     The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to accumulate or receive payments of principal on their Certificates during the Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above or, if the Transfer takes place, that the payment rates with respect to the Fleet Consumer Credit Card Portfolio will be similar to the experience of the Advanta Consumer Credit Card Portfolio. In addition, the ability of the Certificateholders to be paid the applicable Class A Invested Amount or the Class B Invested Amount on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively, may be dependent upon the availability of Shared Principal Collections. Since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Certificateholders. Further, if a Series 1998-A Pay Out Event or a Trust Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

                        RECEIVABLE YIELD CONSIDERATIONS

     The yield on the Advanta Consumer Credit Card Portfolio for each of the three years in the period ended December 31, 1997 is set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fee and other fees and charges, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur finance charges. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below or, if the Transfer takes place, that the revenue from finance charges and fees for the Receivables selected from the Fleet Consumer Credit Card Portfolio will be similar to the historical experience of the Advanta Consumer Credit Card Portfolio. See "Risk Factors" and "Assignment and Transfer" in the Prospectus.

                     REVENUE FROM FINANCE CHARGES AND FEES
                   ADVANTA CONSUMER CREDIT CARD PORTFOLIO(1)

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                               1997(2)     1996(2)     1995(2)
                                                               -------     -------     -------
Average Monthly Accrued Fees and Charges(3)(4).............    $39.80      $32.29      $27.03
Average Account Balance(5).................................     2,932       2,960       2,435
Yield From Fees and Charges(3)(4)..........................     16.29%      13.09%      13.32%

---------------

(1) The figures shown do not include revenue attributable to Interchange.

(2) Includes the receivables transferred in connection with the Prior Securitizations and Master Trust II Sales.

(3) Fees and Charges are comprised of finance charges, annual cardholder fees and certain other service charges.

(4) Average Monthly Accrued Fees and Charges and Yield from Fees and Charges are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged off accounts.

(5) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.

     The yield for the Advanta Consumer Credit Card Portfolio shown in the above table is comprised of three components: finance charges, annual cardholder fees and other service charges, such as late charges. The yield related to annual cardholder fees (on those accounts which assess such fees) and other service charges varies with the type and volume of activity in, and the balance of each account. The Bank currently assesses annual cardholder fees of $10 to $50 for certain of its credit card accounts. Most accounts originated since March 1987 do not carry an annual cardholder fee. See "The Banks' Credit Card Activities" herein and in the Prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

     The decline in yield for the period from 1995 to 1996, as demonstrated in the above table, is the result of the Bank's focus on the direct solicitation of low rate, prime rate and London interbank offered rate based, no annual fee credit card accounts and the fluctuations in the prime rate during the period shown. Certain of the most recently originated credit card accounts have a lower introductory rate which might have the effect of lowering finance charge income on such accounts below the level indicated in the above table. The Trust Portfolio contains a greater proportion of receivables arising under such accounts than does the Advanta Consumer Credit Card Portfolio.

     The increase in yields demonstrated in the above tables from 1996 to 1997 is the result of the Bank's action to improve the revenue produced by its credit card business. Several risk based repricing initiatives were implemented in 1996 and 1997. In May 1997, the average percentage rate on a majority of receivables in the consumer credit card portfolio were increased on average from 200 to 300 basis points. In addition, late, overlimit and non sufficient funds fees, cash advance fees, and certain other fees were either increased or added. Due to scaled down marketing efforts, there was also a lower percentage of teaser rate credit cards in the portfolio in 1997 as compared to prior years.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement entered into among Advanta National Bank, as Seller and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the Certificateholders, substantially in the form filed as an exhibit to the Registration Statement of which the Prospectus is a part. Pursuant to the Master Pooling and Servicing Agreement, the Seller may execute further supplements thereto among each of the Sellers and the Trustee in order to issue additional Series. See "Description of the Certificates -- New Issuances" in the Prospectus. The Trustee will provide a copy of the Master Pooling and Servicing Agreement (without exhibits or schedules), including any Supplements, to Certificateholders without charge upon written request. The following summary describes certain terms of the Pooling and Servicing Agreement and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

     The Certificates will represent undivided interests in the Trust, including the right to a floating percentage (in the case of collections of Principal Receivables during the Revolving Period, which collections will be allocated to the Certificates and paid to the holders of the Seller Certificates, to amortizing or accumulating Series in Group One or, in certain limited circumstances described herein, to the holder of the Collateral Interest, or deposited into the Excess Funding Account, and in the case of collections of Finance Charge Receivables and Defaulted Receivables at all times) or a resettable fixed/floating percentage (in the case of collections of Principal Receivables during the Accumulation Period or the Rapid Amortization Period) (each, the "Series Percentage") of all cardholder payments on the Receivables; provided, however, that on any Distribution Date during the Accumulation Period, the amount to be deposited in the Principal Funding Account in respect of collections of Principal Receivables will be limited to the Controlled Deposit Amount on such Distribution Date. See "-- Allocation Percentages." For any Monthly Period, the portion of the Principal Receivables and any amounts on deposit in the Excess Funding Account represented by the Certificates and the Collateral Interest (the "Invested Amount") will be equal to the Initial Invested Amount, plus the amount of any increases in the Invested Amount during the Funding Period as a result of withdrawals from the Pre-Funding Account in connection with any increases in the amount of Principal Receivables in the Trust, minus the amount of principal deposits into the Principal Funding Account, minus (without duplication of the amount of principal deposits into the Principal Funding Account) the amount of principal payments paid to the Certificateholders and the Collateral Interest Holder (other than any principal payments made from any amounts on deposit in the Pre-Funding Account at the end of the Funding Period) and minus any unreimbursed reductions in the Invested Amount. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and "-- Allocation of Investor Default Amount" herein. Each Certificate represents the right to receive monthly payments of interest for the related Interest Periods at the applicable Certificate Rate for such Interest Periods from collections of Finance Charge Receivables and, in certain circumstances, from withdrawals from the Cash Collateral Account and Reallocated Principal Collections, and deposits or payments of principal during the Accumulation Period or the Rapid Amortization Period funded from collections of Principal Receivables allocated to the Class A Invested Amount and the Class B Invested Amount (plus certain other amounts specified herein, including, during the Accumulation Period, certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments to or for the benefit of such other Series).

     The Seller holds the interest in the Principal Receivables and the amounts on deposit in the Excess Funding Account, if any (the "Seller Amount"), not represented by the Certificates, the Collateral Interest and the certificates of and uncertificated interests in other Series, if any. The Seller holds an undivided interest in the Trust (the "Sellers' Interest"), including the right to a percentage (the "Seller Percentage") of all cardholder payments on the Receivables.

     During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances (including the circumstance where there are amounts remaining in the Pre-Funding Account at the end of the Funding Period that are paid to Certificateholders). See "Description of the Certificates --

Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and
"-- Pre-Funding Account" and "-- Allocation of Investor Default Amounts" herein. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Seller Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. During the Accumulation Period or the Rapid Amortization Period, the Invested Amount will decline for each Monthly Period as cardholder payments of Principal Receivables are collected and deposited in the Principal Funding Account or paid to the Certificateholders.

INTEREST PAYMENTS

     Interest will accrue on the Certificates at the applicable Class A Certificate Rate or Class B Certificate Rate from the date of the initial issuance of the Certificates (the "Closing Date"). Interest at such applicable rate will be paid to the Certificateholders on each Distribution Date beginning on April 15, 1998.

     Interest payments on the Certificates on any Distribution Date will be calculated on the outstanding principal amount of the Class A Certificates or the Class B Certificates, as applicable, as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) based upon the applicable Certificate Rate for the related Interest Period. Interest due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2.00%.

     Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. The Class A Certificates will bear interest from the Closing Date at the rate of 0.04% per annum above the London interbank offered quotations for United States dollar deposits ("LIBOR") for a period of two months (for the period from the Closing Date through April 14, 1998) or one month (for each Interest Period thereafter) determined as set forth below. The Class B Certificates will bear interest from the Closing Date at the rate of 0.24% per annum above two-month LIBOR (for the period from the Closing Date through April 14, 1998) or one-month LIBOR (for each Interest Period thereafter) determined as set forth below.

     The Trustee will determine LIBOR on February 4, 1998 for the period from the Closing Date through April 14, 1998, and for each Interest Period thereafter, on the second Business Day prior to every Distribution Date on which such Interest Period begins, commencing with the April 1998 Distribution Date (each a "LIBOR Determination Date").

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of the Designated Maturity. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

     "Designated Maturity" means, for the initial LIBOR Determination Date, two months, and for each LIBOR Determination Date thereafter, one month.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means three major banks in the London interbank market selected by the Servicer.

     The determination of LIBOR by the Trustee and the Trustee's subsequent calculation of the applicable Certificate Rate for the relevant Interest Periods shall (in the absence of manifest error) be final and binding on each Certificateholder. The Class A Certificate Rate or Class B Certificate Rate applicable to the then current Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 735-7777.

     On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not distributed to the Class A Certificateholders will be paid to the Class A Certificateholders from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 1998-A, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1998-A Certificates with respect to such Monthly Period (including any investment earnings on amounts on deposit in the Pre-Funding Account and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), (b) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date and (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date.

     On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to the Class B Certificateholders will be paid to the Class B Certificateholders from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 1998-A, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections allocable to the Collateral Invested Amount will be used to make such payment. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1998-A Certificates with respect to such Monthly Period (including any investment earnings on amounts on deposit in the Pre-Funding Account and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class A Certificates at the applicable Class A Certificate Rate for the period from the Closing Date through April 14, 1998.

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through April 14, 1998.

     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Percentage of the collections of Finance Charge Receivables allocated to Series 1998-A (including any investment earnings on amounts on deposit in the Pre-Funding Account and any other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

     "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Investor Amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the Collateral Initial Investor Amount at the applicable Collateral Rate for the period from the Closing Date through April 14, 1998.

     "Collateral Rate" means a rate specified in the Loan Agreement not greater than one-month LIBOR plus 1% per annum.

PRE-FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Certificateholders and the Collateral Interest Holder, the Pre-Funding Account with an Eligible Institution. Funds on deposit in the Pre-Funding Account will be withdrawn on a weekly basis to the extent of any increases in the Invested Amount during the Funding Period as a result of an increase in the amount of Principal Receivables in the Trust to the extent that the Seller Amount on such day exceeds the product of (A) the sum of 0.50% and the Required Seller Percentage on such date and (B) the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount will in no event exceed $1,150,000,000 or increase by an amount in excess of the Pre-Funded Amount immediately prior to giving effect to such increase. Should the Pre-Funded Amount be greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Pre-Funding Account will be withdrawn for pro rata distribution to Certificateholders and the Collateral Interest Holder on the next succeeding Distribution Date.

     All amounts on deposit in the Pre-Funding Account will be invested by the Trustee in Eligible Investments. On each Distribution Date with respect to the Funding Period, all net investment income earned on amounts in the Pre-Funding Account during the preceding Monthly Period will be withdrawn from the Pre-Funding Account and deposited into the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Collateral Interest Holder. Such investment income will be deemed to be collections of Finance Charge Receivables allocable to the Certificates and the Collateral Interest for such Monthly Period.

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Accumulation Period or, if earlier, the Rapid Amortization Period), no principal payments will be made to the Certificateholders (other than any principal payment made from any amount on deposit in the Pre-Funding Account at the end of the Funding Period). On each Distribution Date during the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest and the Collateral Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount and payments of Collateral Monthly Principal, be treated as Shared Principal Collections. Collateral Monthly Principal will be applied in accordance with the Loan Agreement. The "Loan Agreement" means the Loan Agreement, dated as of the Closing Date, among the Seller, the Servicer, the Trustee and the Collateral Interest Holder, as amended, supplemented or otherwise modified from time to time.

     The first principal payment (other than any principal payment made from any amount on deposit in the Pre-Funding Account at the end of the Funding Period) will be made to the Certificateholders on the earlier of the Class A Expected Final Distribution Date or on the Distribution Date in the month following the month in which the Rapid Amortization Period commences. On each Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class A Invested Amount, will be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Payment Date or on the first Distribution Date with respect to the Rapid Amortization Period. After the Class A Investor Amount has been paid in full, on each Distribution Date with respect to the Class B Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class B Invested Amount will be paid to the Class B Certificateholders until the Class B Invested Amount has been paid in full.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the product of the Invested Principal Collections multiplied by the sum of the Class A Principal Percentage and the Class B Principal Percentage, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount (excluding certain Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to Series 1998-A, plus (c) any other amounts which pursuant to the Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date, plus (d) an amount equal to the excess, if any, of Collateral Principal Collections over Collateral Monthly Principal. "Invested Principal Collections" means, with respect to any Monthly Period, the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period.

     "Collateral Principal Collections" means, with respect to any Monthly Period, the Invested Principal Collections less an amount equal to the product of (i) Invested Principal Collections with respect to such Monthly Period and
(ii) the sum of the Class A Principal Percentage and the Class B Principal Percentage with respect to such Monthly Period, plus the amount, if any, of Excess Spread and Excess Finance Charges to be distributed pursuant to clauses
(h) and (i) of " -- Application of Collections -- Excess Spread; Excess Finance Charges" on the related Distribution Date, minus the amount of Reallocated Principal Collections with respect to such Monthly Period which are required to fund any deficiency in the amounts to be distributed pursuant to the Class A Required Amount or the Class B Required Amount for the related Distribution Date (excluding Reallocated Principal Collections which have been allocated to reduce the Class B Invested Amount).

     On each Distribution Date during the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series 1998-A Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount. After payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive, on each such Distribution Date, Available Investor Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 1998-A Termination Date.

     "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Class A Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

     "Class B Monthly Principal" with respect to any Distribution Date, beginning with the Class B Principal Commencement Date, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Class B Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date.

     "Collateral Monthly Principal" means (i) on any Distribution Date prior to the Distribution Date on which the Class B Invested Amount is paid in full, an amount equal to the lesser of (A) Collateral Principal Collections with respect to such Distribution Date plus Available Investor Principal Collections (not including any amounts specified in clause (d) of the definition of "Available Investor Principal Collections") not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (B) the Enhancement Surplus on such Distribution Date, if any, (ii) beginning with the Distribution Date on which the Class B Invested Amount is paid in full, an amount equal to the sum of the Available Investor Principal Collections (not including any amounts specified in clause (d) of the defnition of "Available Investor Principal Collections") with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date) and the Collateral Principal Collections with respect to such Distribution Date; and
(iii) on any Distribution Date, in addition to the amounts, if any, set forth in items (i) and (ii), at the option of the Seller, and after receipt by the Servicer and the Trustee of a written determination by each Rating Agency that such action will not result in a reduction or withdrawal of the then current ratings of the Class A Certificates or the Class B Certificates, an amount established by the Seller and consistent with any restrictions set forth in the determination of the Rating Agency; provided, however, with respect to any Distribution Date, Collateral Monthly Principal will not exceed the Collateral Invested Amount.

     "Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period, the maximum Class A Invested Amount during the Revolving Period divided by nine, subject to upward adjustment in connection with the postponement of the Class A Accumulation Period, and (b) for any Distribution Date with respect to the Class B Accumulation Period, the maximum Class B Invested Amount during the Revolving Period.

     "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

POSTPONEMENT OF ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Class A Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than nine months. On each Determination Date, until the Class A Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Distribution Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of Series which are not expected to be in their revolving periods during the Class A Accumulation Period. If the Accumulation Period Length is less than nine months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Class A Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Class A Accumulation Period will not be less than one month.

SUBORDINATION

     The Class B Certificateholders' Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Allocation Percentages,"
"-- Reallocation of Cash Flows," and "-- Application of Collections -- Excess Spread; Excess Finance Charges."

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, with respect to each Monthly Period the Servicer will allocate among the Class A Certificates, the Class B Certificates and the Collateral Interest, the certificateholders' interest for all other Series issued and outstanding and the Sellers' Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1998-A based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (y) the principal amount on deposit in the Excess Funding Account as of such day and (2) the sum of the numerators used to calculate the Series Percentages with respect to Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series of certificates then outstanding; provided, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts and to give effect to increases in the Invested Amount during the Funding Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Collateral Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Collateral Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

     Collections of Principal Receivables will be allocated to Series 1998-A based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Accumulation Period or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period or if the numerator has been reduced as described in the first proviso below during an Accumulation Period and a Rapid Amortization Period commences, as of the last day of the Accumulation Period, and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made; provided, however, that during the Accumulation Period, on any date, at the option of the Servicer, the numerator of the Principal Allocation Percentage may be reduced below the numerator used in the previous Monthly Period, to an amount not less than the greater of (x) the Invested Amount as of the last day of the immediately preceding Monthly Period (less the amount of any distributions of principal made to Series 1998-A Certificateholders since the last day of the immediately preceding Monthly Period) and (y) an amount that if used as the numerator of the Principal Allocation Percentage for the remainder of the Accumulation Period, based on certain assumptions set forth in the Supplement, would assure that Available Investor Principal Collections for Series 1998-A would equal at least 125% of the Controlled Accumulation Amount for each Monthly Period for so long as the Invested Amount is greater than zero; provided, further, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts and to increases in the Invested Amount during the Funding Period. Such amounts allocated to the Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and
(ii) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. Collections of Principal Receivables allocable to Series 1998-A and not allocated to the Class A Certificateholders or the Class B Certificateholders will be allocated, in an amount up to the Collateral Invested Amount, to the Collateral Interest Holder.

     As used herein, the following terms have the meanings indicated:

     "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, plus (ii) the amount of any increases in the Class A Invested Amount during the Funding Period on or prior to such date, minus (iii) the amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to the Class A Certificateholders on or prior to such date, minus (iv) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date and minus (v) the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance").

     "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, plus (ii) the amount of any increases in the Class B Invested Amount during the Funding Period on or prior to such date, minus (iii) the amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to Class B Certificateholders on or prior to such date, minus (iv) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (v) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus (vi) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "-- Allocation of Investor Default Amount," and plus (vii) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iv), (v) and (vi); provided, however, that the Class B Invested Amount may not be reduced below zero.

     "Collateral Invested Amount" means an amount equal to (i) the Collateral Initial Invested Amount, plus (ii) the amount of any increases in the Collateral Invested Amount during the Funding Period on or prior to such date, minus (iii) the aggregate amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made with respect to the Collateral Interest prior to the date of determination, minus (iv) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (v) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "-- Allocation of Investor Default Amount," minus (vi) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "Collateral Default Amount") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 1998-A and available for such purpose on such Distribution Date, and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (iv), (v) and (vi); provided, however, that the Collateral Invested Amount may not be reduced below zero.

     "Invested Amount," for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

     "Class A Investor Amount" for any date means an amount equal to the sum of the Class A Invested Amount, plus the Class A Floating Percentage of the Pre-Funded Amount, plus the Principal Funding Account Balance.

     "Class B Investor Amount" for any date means an amount equal to the sum of the Class B Invested Amount plus the Class B Floating Percentage of the Pre-Funded Amount.

     "Collateral Investor Amount" for any date means an amount equal to the sum of the Collateral Invested Amount plus the Collateral Floating Percentage of the Pre-Funded Amount.

     "Investor Amount," for any date means an amount equal to the sum of the Class A Investor Amount, the Class B Investor Amount and Collateral Investor Amount.

     "Series Investor Amount" for any date means an amount equal to the numerator of the Principal Allocation Percentage on such date.

REALLOCATION OF CASH FLOWS

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1998-A and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 1998-A and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. See "-- Allocation of Investor Default Amount."

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest and any Class B Additional Interest previously due but not paid to Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee exceeds the Class B Available Funds and (b) the Class B Investor Default Amount for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1998-A not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available to fund the remaining Class B Required Amount with respect to such Distribution Date are less than the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to pay the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Collateral Interest with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount remaining after any adjustments made thereto for the benefit of the Class A Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "-- Allocation of Investor Default Amount."

     Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Excess Finance Charges and Reallocated Principal Collections available for such purposes on each Distribution Date. See "-- Application of Collections -- Excess Spread; Excess Finance Charges." When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount shall be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

     Application of Collections to the Collection Account. The Servicer will apply, or will instruct the Trustee to apply, on or prior to the close of business on the second Business Day following the date of processing of any collections, all collections and other funds to be deposited into the Collection Account that are allocated to the Certificates and the Collateral Interest as follows:

          (1) during the Revolving Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Certificates and the Collateral Interest, and of that allocation, the following amounts will be deposited and retained in the Collection Account: (A) prior to the LIBOR Determination Date occurring in the current Monthly Period, the entire amount of such allocation, and (B) on and after such LIBOR Determination Date, the difference between (x) Monthly Interest for the related Distribution Date (plus, if the Bank is not the Servicer, the Monthly Servicing Fee for such Monthly Period) and (y) the amounts previously deposited in the Collection Account with respect to such Monthly Interest (plus, if the Bank is not the Servicer, the Monthly Servicing Fee for such Monthly Period) pursuant to this clause (1);

          (2) during the Accumulation Period or Rapid Amortization Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Certificates and the Collateral Interest and deposited and retained in the Collection Account;

          (3) during the Revolving Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date will be allocated to the Certificates and the Collateral Interest and first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates; provided that such amount will be paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the remainder will be paid to the holders of the Seller Certificates; provided further, that if and for so long as the Total Enhancement is less than the Required Enhancement Amount during a Monthly Period, an amount equal to the sum of (x) the Collateral Floating Percentage of the product of the Principal Allocation Percentage and the collections of Principal Receivables and (y) the Class B Principal Percentage of the product of the Principal Allocation

     Percentage and the collections of Principal Receivables ("Subordinate Principal Collections") will be deposited and retained in the Collection Account;

          (4) during the Accumulation Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date (for any such date, a "Percentage Allocation") will be allocated to the Certificates and the Collateral Interest and deposited and retained in the Collection Account; provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the remainder will be paid to the holders of the Seller Certificates; provided further, however, that if and for so long as, the Total Enhancement is less than the Required Enhancement Amount during a Monthly Period, Subordinate Principal Collections will be retained in the Collection Account; and

          (5) during the Rapid Amortization Period, an amount equal to the Principal Allocation Percentage of the collections of Principal Receivables processed on such date will be allocated to the Certificates and the Collateral Interest and deposited and retained in the Collection Account; provided, however, that after the date on which an amount of such Collections equal to the Investor Amount has been deposited into the Collection Account and allocated to the Certificates and the Collateral Interest, such amount in excess of the Investor Amount will be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the remainder will be paid to the holders of the Seller Certificates.

     Withdrawals from Series Accounts. On or before each Distribution Date, the Servicer will direct the Trustee to make the following withdrawals from the following Series Accounts:

          (1) on the Business Day preceding each Transfer Date with respect to the Funding Period, all net investment income earned on amounts in the Pre-Funding Account during the preceding Monthly Period will be withdrawn from the Pre-Funding Account and deposited into the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Collateral Interest Holder;

          (2) on each Distribution Date with respect to the Class A Accumulation Period beginning on the second such Distribution Date and on the first Distribution Date with respect to the Rapid Amortization Period, if applicable, all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account will be withdrawn from the Principal Funding Account and deposited into the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date;

          (3) on each Distribution Date after the Reserve Account Funding Date, all net investment income accrued since the preceding Distribution Date on funds on deposit in the Reserve Account will be retained in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount) and the balance, if any, will be deposited in the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Collateral Interest Holder; and

          (4) on or before each Distribution Date with respect to the Class A Accumulation Period and on the first Distribution Date with respect to the Rapid Amortization Period, if applicable, an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds with respect to such Distribution Date (provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date) will be withdrawn from the Reserve Account and deposited in the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date.

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds (see "-- Interest Payments" above) and Collateral Available Funds in the following priority:

          (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

             (1) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

             (2) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

             (3) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

             (4) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

          (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

             (1) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate plus 2% per annum ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

             (2) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

             (3) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

          (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

             (1) if the Bank or the Trustee is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

             (2) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(4) above, clause (B)(3) above and clause (C)(2) above under "-- Payment of Interest, Fees and Other Items."

     Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1998-A with respect to the related Monthly Period to make the following distributions in the following priority:

          (1) an amount equal to any deficiency pursuant to clauses (A)(1), (2) and (3) above under "-- Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided that, in the event such deficiency exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (A)(1) above under "-- Payment of Interest, Fees and Other Items", second to pay the Class A Servicing Fee pursuant to clause
     (A)(2) above under "-- Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(3) above under "-- Payment of Interest, Fees and Other Items;"

          (2) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (3) an amount equal to any deficiency pursuant to clauses (B)(1) and
     (2) above under "-- Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided that, in the event such deficiency for such Distribution Date exceeds the remaining amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (B)(1) above under "-- Payment of Interest, Fees and Other Items," and second to pay the Class B Servicing Fee pursuant to clause (B)(2) above under "-- Payment of Interest, Fees and Other Items;"

          (4) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (5) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iv), (v) and (vi) of the definition of "Class B Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

          (6) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, plus any additional interest with respect to amounts that were due but not paid to the Collateral Interest Holder on a prior Distribution Date at a rate equal to the Collateral Rate ("Collateral Additional Interest"), will be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement;

          (7) an amount equal to the Collateral Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

          (8) an amount equal to the Collateral Default Amount for such Distribution Date shall be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

          (9) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iv), (v) and (vi) of the definition of "Collateral Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Collateral Principal Collections for such Distribution Date;

          (10) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) shall be deposited into the Cash Collateral Account;

          (11) an amount up to the excess, if any, of the Required Reserve Account Amount over the principal amount on deposit in the Reserve Account will be deposited in the Reserve Account;

          (12) an amount equal to the aggregate of any other amounts then owed to the Collateral Interest Holder or otherwise to be applied pursuant to the Loan Agreement out of collections of Excess Spread and Excess Finance Charges allocated to Series 1998-A shall be applied in accordance with the Loan Agreement; and

          (13) the balance, if any, will constitute a portion of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the holders of the Seller Certificates as described in "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus.

     Cash Collateral Account; Reallocated Principal Collections. On or before each Distribution Date after giving effect to the distributions above under "-- Excess Spread; Excess Finance Charges," the Trustee, acting pursuant to the Servicer's instructions, will apply the Available Cash Collateral Amount on such Distribution Date and Reallocated Principal Collections for the related Monthly Period to make the following distributions in the following priority:

          (1) if the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A for the related Monthly Period is less than the amounts specified in clauses (1) through (5) and (7) above under "-- Excess Spread; Excess Finance Charges," an amount equal to such deficiency, not to exceed the Available Cash Collateral Amount, will be withdrawn from the Cash Collateral Account and distributed to fund such deficiency in the order of priority set forth in clauses (1) through (5) and (7) above under "-- Excess Spread; Excess Finance Charges";

          (2) if the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A for the related Monthly Period and (y) the Available Cash Collateral Amount on such Distribution Date is less than the Class A Required Amount, Reallocated Principal Collections, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clause (1) above under "-- Excess Spread; Excess Finance Charges"; and

          (3) if the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A for the related Monthly Period not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs and (y) the Available Cash Collateral Amount not required to fund the Class A Required Amount is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to fund the Class A Required Amount, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clauses (3) and (4) above under "-- Excess Spread; Excess Finance Charges."

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "-- Principal Payments" above) in the following priority:

          (1) on each Distribution Date with respect to the Revolving Period, all such Available Investor Principal Collections, which are not allocated as part of Collateral Monthly Principal to make a payment with respect to the Collateral Interest, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus; and

          (2) on each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Distribution Date or the first Distribution Date with respect to the Rapid Amortization Period;

             (ii) for each Distribution Date beginning on the Distribution Date on which the Class A Investor Amount is paid in full (the "Class B Principal Commencement Date"); provided, that if the Class A Investor Amount is paid in full on the Class A Expected Final Distribution Date and the Rapid Amortization Period has not commenced, the Class B Principal Commencement Date will be the Class B Expected Final Distribution Date, an amount equal to Class B Monthly Principal for such Distribution Date will be paid to the Class B Certificateholders;

             (iii) the balance, if any, will be allocated to Collateral Monthly Principal if so required by the definition thereof; and

             (iv) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

     On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Collateral Principal Collections (see
"-- Principal Payments" above) on deposit in the Collection Account in the following priority:

          (3) on each Distribution Date with respect to the Revolving Period, all such Collateral Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Collateral Monthly Principal for such Distribution Date, up to the Collateral Invested Amount on such Distribution Date, will be applied in accordance with the Loan Agreement; and

             (ii) the balance, if any, will be treated as Available Investor Principal Collections and applied as described in clause (1) above;

          (4) on each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, all such Collateral Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Collateral Monthly Principal for such Distribution Date, up to the Collateral Invested Amount on such Distribution Date, will be applied in accordance with the Loan Agreement; and

             (ii) the balance, if any, will be treated as Available Investor Principal Collections and applied as described in clause (2) above.

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Supplement, the Servicer will establish and maintain the principal funding account as a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Class A Accumulation Period, the Trustee at the direction of the Servicer will transfer Available Investor Principal Collections to the Principal Funding Account as described under " -- Application of Collections -- Payments of Principal."

     Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be included in Class A Available Funds with respect to each Distribution Date.

RESERVE ACCOUNT

     Pursuant to the Supplement, the Servicer will establish and maintain the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Class A Accumulation Period. With respect to each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to the Certificates (to the extent described above under " -- Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Monthly Period in which, as of the related Determination Date, the Class A Accumulation Period is scheduled to commence, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" with respect to any Distribution Date on or after the Reserve Account Funding Date will be equal to (a) the product of (i) .5% of the Class A Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A Accumulation Period as of such date, and the denominator of which is nine, provided that if such numerator is one, the Required Reserve Account Amount will be zero, or (b) any other amount designated by the Seller, provided, that if such designation is of a lesser amount, the Seller shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Series 1998-A Pay Out Event or a Trust Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Series 1998-A Pay Out Event or a Trust Pay Out Event to occur. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from the Reserve Account, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will apply such amount in accordance with the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to Series 1998-A.

     On or before each Distribution Date with respect to the Class A Accumulation Period and on the first Distribution Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds with respect to such Distribution Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Class A Investor Amount is paid in full and
(c) if the Class A Accumulation Period has not commenced, the occurrence of a Series 1998-A Pay Out Event or a Trust Pay Out Event or, if the Class A Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Rapid Amortization Period and the Class A Expected Final Distribution Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

PAIRED SERIES

     The Certificates are subject to being paired with one or more other Series (each, a "Paired Series") on or after the commencement of the Accumulation Period or the Rapid Amortization Period. Each Paired Series will be pre-funded with an initial deposit to a funding account or will have a variable principal amount. Any such funding account will be held for the benefit of such Paired Series and not for the benefit of the Certificateholders. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate investor amount of such Paired Series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus. There can be no assurance that the terms of any Paired Series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a Certificateholder.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     To the extent that collections of Principal Receivables allocated to the Certificates or the Collateral Interest are not needed to make payments to or for the benefit of the Certificateholders or the Collateral Interest Holder, such collections may be applied to cover principal payments due to or for the benefit of other Series in Group One. Any such application of collections will not result in a reduction of the Invested Amount of the Certificates.

     Similarly, certain collections of Principal Receivables allocated to other Series in Group One, to the extent such collections are not needed to make payments to or for the benefit of certificateholders of such other Series ("Shared Principal Collections"), will be applied, if necessary, to cover payments of principal due to Certificateholders during the Accumulation Period. There can be no assurance that such Shared Principal Collections will be available to cover payments of principal or deposits due on any Distribution Date during the Accumulation Period. If no such Shared Principal Collections were available to the Certificates, the Class A Investor Amount may not be paid in full by the Class A Expected Final Distribution Date and the Class B Invested Amount may not be paid in full by the Class B Expected Final Distribution Date. Such Shared Principal Collections may also be allocated to other Series either currently outstanding or to be issued by the Trust in the future. To the extent such Shared Principal Collections are allocated to other Series, the pro rata share of such Shared Principal Collections allocated to Certificateholders will be reduced.

THE CASH COLLATERAL ACCOUNT

     The Cash Collateral Account will be held for the benefit of the Certificateholders and the Collateral Interest Holder, as their interests appear in the Supplement. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account will be applied in accordance with the Loan Agreement. The Cash Collateral Account will be funded by the Bank on the Closing Date in the initial amount of $23,000,000.

     On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the least of (i) the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to, or withdrawal from, the Cash Collateral Account on such Distribution Date), (ii) the Required Enhancement Amount and (iii) the Invested Amount as of such date. The "Required Enhancement Amount" with respect to any Distribution Date means the greater of (i) the product of (a) the sum of (I) the sum of the Class A Invested Amount and the Class A Floating Percentage of the Pre-Funded Amount and (II) the sum of the Class B Invested Amount and the Class B Floating Percentage of the Pre-Funded Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date minus the amount of funds on deposit in the Cash Collateral Account after taking into account all deposits and withdrawals on such Distribution Date, and (b) a fraction, the numerator of which is 11% and the denominator of which is the excess of 100% over 11% and
(ii) the sum of (A) the product of (I) $1,150,000,000, (II) 1% and (III) a fraction the numerator of which is equal to the Available Cash Collateral Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date and (B) the product of (I) $1,150,000,000, (II) 3% and (III) a fraction the numerator of which is equal to the Collateral Invested Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date; provided, however, that (i) if certain withdrawals are made from the Cash Collateral Account or if a Series 1998-A Pay Out Event or a Trust Pay Out Event occurs or if there are certain reductions in the Collateral Invested Amount, the Required Enhancement Amount for such Distribution Date shall equal the Required Enhancement Amount for the Distribution Date immediately preceding the occurrence of such drawing or such Series 1998-A Pay Out Event or a Trust Pay Out Event or reduction in Collateral Invested Amount, (ii) in no event shall the Required Enhancement Amount exceed the sum of the Class A Invested Amount and the Class B Invested Amount on any such date, and (iii) the Required Enhancement Amount may be reduced without the consent of the Certificateholders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Certificates and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Trust Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Series 1998-A Pay Out Event to occur.

     On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the Available Cash Collateral Amount, to fund the amounts specified in clauses (1) through (5) and (7) of "-- Application of Collections -- Excess Spread; Excess Finance Charges" in the order of priority specified therein.

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges (to the extent described above under "-- Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Cash Collateral Account to the extent such amount is less than the Required Cash Collateral Amount. The "Required Cash Collateral Amount" means on any date of determination the Required Enhancement Amount less the Collateral Investor Amount. In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn and applied in accordance with the Loan Agreement.

ALLOCATION OF INVESTOR DEFAULT AMOUNT

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B

Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder in an amount equal to the Collateral Default Amount. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 1998-A or from amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections and applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items," "-- Application of Collections -- Excess Spread; Excess Finance Charges" and "-- Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1998-A or from amounts, if any, available under the Cash Collateral Account and Reallocated Principal Collections allocable to the Collateral Invested Amount and applied as described above in "-- Application of Collections -- Excess Spread; Excess Finance Charges" and "-- Reallocation of Cash Flows."

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1998-A, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A and available for such purpose as described under "-- Application of Collections -- Excess Spread; Excess Finance Charges."

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1998-A and not required to pay the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-A and available for such purpose as described under "-- Application of Collections -- Excess Spread; Excess Finance Charges."

OPTIONAL REPURCHASE

     On the Distribution Date occurring on or after the date that the Investor Amount is reduced to 5% or less of the maximum Invested Amount during the Revolving Period, the Seller will have the option (to be exercised in its sole discretion) to repurchase the Certificates. The purchase price of the Certificates and the Collateral Interest will be equal to the Investor Amount as of the last day of the Monthly Period preceding the Distribution Date on which such purchase occurs plus accrued and unpaid interest on the unpaid principal amount of the Certificates plus accrued and unpaid interest on the Collateral Interest. Following any such repurchase, the Certificateholders will have no further rights with respect to the Receivables.

SERIES 1998-A PAY OUT EVENTS AND TRUST PAY OUT EVENTS

     The Revolving Period will continue through March 31, 2000 (or such later date resulting from postponement of the Class A Accumulation Period), unless a Series 1998-A Pay Out Event or a Trust Pay Out Event occurs prior to such date. A Series 1998-A Pay Out Event refers to any of the following events, which are applicable only to Series 1998-A (although other Series may have similar or identical pay out events):

          (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made; or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Seller in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Certificateholders (which determination will be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement) and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates;

          (b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement or any information required to be given by the Servicer on behalf of the Seller to identify the Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates and as a result the interests of the Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); provided, however, that a Series 1998-A Pay Out Event shall not be deemed to have occurred with respect to this subparagraph (b) if the Seller have accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement;

          (c) with respect to the end of any Monthly Period (i) with respect to which the Seller Amount is less than the Required Seller Amount, the failure of the Seller to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the Seller Amount is at least equal to the Required Seller Amount or (ii) with respect to which the aggregate Principal Receivables are less than the Required Principal Balance, the failure of the Seller to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables are at least equal to the Required Principal Balance;

          (d) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

          (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); or

          (f) the Class A Investor Amount shall not be paid in full on the Class A Expected Final Distribution Date or the Class B Invested Amount shall not be paid in full on the Class B Expected Final Distribution Date.

     A Trust Pay Out Event refers to any of the following events, which are applicable to the Certificates and other Series:

          (g) an Insolvency Event relating to any Seller (including any Additional Seller);

          (h) the Trust becomes an "investment company" within the meaning of the Investment Company Act; or

          (i) the inability of the Seller for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

     In the case of any event described in subparagraphs (a), (b) or (e), a Series 1998-A Pay Out Event or a Trust Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating not less than 50% of the aggregate unpaid principal amount of the Certificates and the Collateral Interest, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders and the Collateral Interest Holder), declare that a Series 1998-A Pay Out Event has occurred with respect to the Certificates and the Collateral Interest and is continuing as of the date of such notice, and in the case of any event described in subparagraphs (c), (d), (f), (g), (h) or (i), a Series 1998-A Pay Out Event or a Trust Pay Out Event will be deemed to have occurred without any notice or other action on the part of the Trustee, or the Certificateholders and the Collateral Interest Holder immediately upon the occurrence of such event. Upon the occurrence of a Series 1998-A Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders in the priority provided for above will begin on the first Distribution Date following the month in which the Series 1998-A Pay Out Event or the Trust Pay Out Event occurred.

     If an Insolvency Event occurs with respect to any Seller, the Collateral Interest Holder will be deemed to be a Class for purposes of voting on whether to liquidate the Receivables. See "Description of the Certificates -- Trust Pay Out Events" in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Certificates and the Collateral Interest with respect to any Distribution Date (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) 2.00% (the "Servicing Fee Rate") and (b) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, with respect to the first Distribution Date, the Monthly Servicing Fee will be $1,725,000.

     The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Class A Servicing Fee will be $1,449,000. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Class B Servicing Fee will be equal to $129,375. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections Payment of Interest, Fees and Other Items" above.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, Orrick, Herrington & Sutcliffe LLP, special counsel to the Bank ("Special Tax Counsel"), will deliver its opinion to the effect that the Certificates will properly be treated as indebtedness for Federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreements relating to the Class A Certificates and the Class B Certificates (collectively, the "Underwriting Agreement"), the Bank has agreed to sell to the underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters has agreed to purchase from the Bank, the principal amount of Class A Certificates set forth opposite its name below.

                                                                               PRINCIPAL AMOUNT
                                                                                  OF CLASS A
                              CLASS A UNDERWRITER                                CERTIFICATES
    -----------------------------------------------------------------------    ----------------
    Salomon Brothers Inc...................................................      $319,000,000
    J.P. Morgan Securities Inc. ...........................................       319,000,000
    Bear, Stearns & Co. Inc. ..............................................       164,000,000
    Chase Securities Inc. .................................................       164,000,000
                                                                               ----------------
              Total........................................................      $966,000,000
                                                                                =============

     The Bank has been advised by the Class A Underwriters that the Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of 0.175% of the principal amount of the Class A Certificates. The Class A Underwriters may allow and such dealers may reallow a concession not in excess of 0.125% of the principal amount of the Class A Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Bank has agreed to sell to the underwriter named below (the "Class B Underwriter" and together with the Class A Underwriters, the "Underwriters") and the Class B Underwriter has agreed to purchase from the Bank, the principal amount of Class B Certificates set forth opposite its name below.

                                                                               PRINCIPAL AMOUNT
                                                                                  OF CLASS B
                              CLASS B UNDERWRITER                                CERTIFICATES
    -----------------------------------------------------------------------    ----------------
    J.P. Morgan Securities Inc. ...........................................      $ 86,250,000

     The Bank has been advised by the Class B Underwriter that the Class B Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of 0.200% of the principal amount of the Class B Certificates. The Class B Underwriter may allow and such dealers may reallow a concession not in excess of 0.125% of the principal amount of the Class B Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Bank has agreed that it will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse the Bank for certain expenses of the issuance and distribution of the Certificates.

     Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in
Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Bank nor the Underwriters represents that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Bank by Elizabeth H. Mai, Esq., General Counsel of the Bank, and, with respect to the Federal tax consequences of such issuance and certain other legal matters, by counsel to the Bank, Orrick, Herrington & Sutcliffe LLP. Ms. Mai owns or has the right to acquire a number of shares of common stock of Advanta Corp. well below 1% of the outstanding common stock of Advanta Corp. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt.

                            INDEX OF PRINCIPAL TERMS

                                   TERM                                          PAGE NO.
---------------------------------------------------------------------------   ---------------
Accounts...................................................................               S-2
Accumulation Period........................................................              S-10
Accumulation Period Length.................................................              S-32
Advanta Contributors.......................................................              S-17
Available Cash Collateral Amount...........................................              S-45
Available Enhancement Amount...............................................               S-9
Available Investor Principal Collections...................................              S-31
Available Reserve Account Amount...........................................              S-43
Bank.......................................................................               S-2
Base Rate..................................................................              S-24
Business Day...............................................................               S-7
Cash Collateral Account....................................................               S-9
Cede.......................................................................               S-6
Certificate Owner..........................................................               S-6
Certificate Owners.........................................................               S-2
Certificateholders.........................................................               S-3
Certificateholders' Interest...............................................               S-5
Certificates...............................................................          S-1, S-3
Class A Accumulation Period................................................              S-11
Class A Additional Interest................................................              S-39
Class A Available Funds....................................................              S-29
Class A Certificateholders.................................................               S-3
Class A Certificates.......................................................          S-1, S-3
Class A Certificate Rate...................................................          S-2, S-5
Class A Expected Final Distribution Date...................................              S-24
Class A Floating Percentage................................................              S-33
Class A Initial Invested Amount............................................               S-4
Class A Invested Amount....................................................         S-4, S-34
Class A Investor Amount....................................................              S-35
Class A Investor Charge-Off................................................              S-46
Class A Investor Default Amount............................................              S-45
Class A Monthly Interest...................................................              S-29
Class A Monthly Principal..................................................              S-31
Class A Principal Percentage...............................................              S-34
Class A Required Amount....................................................              S-36
Class A Servicing Fee......................................................              S-48
Class A Underwriters.......................................................              S-49
Class B Accumulation Period................................................              S-11
Class B Additional Interest................................................              S-39
Class B Available Funds....................................................              S-29
Class B Certificate Rate...................................................          S-2, S-5
Class B Certificateholders.................................................               S-3
Class B Certificates.......................................................          S-1, S-3
Class B Expected Final Distribution Date...................................              S-24
Class B Floating Percentage................................................              S-33
Class B Initial Invested Amount............................................               S-4
Class B Invested Amount....................................................         S-4, S-35
Class B Investor Amount....................................................              S-35
Class B Investor Charge-Off................................................              S-46
Class B Investor Default Amount............................................              S-45
Class B Monthly Interest...................................................              S-29
Class B Monthly Principal..................................................              S-31
Class B Principal Commencement Date........................................              S-42
Class B Principal Percentage...............................................              S-34

                                   TERM                                          PAGE NO.
---------------------------------------------------------------------------   ---------------
Class B Required Amount....................................................         S-8, S-36
Class B Servicing Fee......................................................              S-48
Class B Underwriter........................................................              S-49
Closing Date...............................................................         S-2, S-28
Collateral Additional Interest.............................................              S-40
Collateral Available Funds.................................................              S-29
Collateral Default Amount..................................................              S-35
Collateral Floating Percentage.............................................              S-33
Collateral Initial Invested Amount.........................................               S-4
Collateral Initial Investor Amount.........................................               S-3
Collateral Interest........................................................               S-3
Collateral Interest Holder.................................................               S-6
Collateral Invested Amount.................................................         S-4, S-35
Collateral Investor Amount.................................................              S-35
Collateral Monthly Interest................................................              S-30
Collateral Monthly Principal...............................................        S-11, S-32
Collateral Principal Collections...........................................              S-31
Collateral Rate............................................................              S-30
Controlled Accumulation Amount.............................................              S-32
Criteria...................................................................              S-20
Deficit Controlled Accumulation Amount.....................................        S-12, S-32
Definitive Certificate.....................................................               S-6
Designated Maturity........................................................              S-28
Determination Date.........................................................              S-24
Distribution Date..........................................................          S-2, S-6
DTC........................................................................               S-6
Enhancement................................................................               S-9
Enhancement Surplus........................................................              S-11
ERISA......................................................................              S-15
Excess Finance Charges.....................................................               S-9
Excess Spread..............................................................               S-7
FDIC.......................................................................          S-1, S-5
Fleet (RI).................................................................         S-3, S-17
Fleet Contributers.........................................................              S-17
Fleet Financial Group......................................................              S-17
Floating Allocation Percentage.............................................              S-33
Funding Period.............................................................              S-10
Group One..................................................................               S-9
Initial Closing Date.......................................................              S-20
Initial Cut Off Date.......................................................              S-20
Initial Invested Amount....................................................               S-4
Interest Period............................................................               S-6
Invested Amount............................................................   S-4, S-27, S-35
Invested Principal Collections.............................................              S-31
Investment Company Act.....................................................              S-26
Investor Default Amount....................................................              S-45
Investor Interest..........................................................               S-3
LIBOR......................................................................     S-2, S-5, S-7
LIBOR Determination Date...................................................              S-28
LLC........................................................................              S-17
Loan Agreement.............................................................              S-30
Master Pooling and Servicing Agreement.....................................               S-3
Master Trust II Sales......................................................              S-18
Monthly Period.............................................................               S-7
Monthly Servicing Fee......................................................              S-48

                                   TERM                                          PAGE NO.
---------------------------------------------------------------------------   ---------------
Net Portfolio Yield........................................................              S-24
Paired Series..............................................................              S-44
Percentage Allocation......................................................              S-38
Pooling and Servicing Agreement............................................               S-3
Pre-Funded Amount..........................................................              S-10
Pre-Funding Account........................................................              S-10
Principal Allocation Percentage............................................              S-34
Principal Funding Account..................................................         S-11,S-42
Principal Funding Account Balance..........................................              S-35
Principal Funding Investment Proceeds......................................         S-12,S-43
Prior Securitizations......................................................              S-18
Rapid Amortization Period..................................................              S-13
Rating Agencies............................................................              S-16
Rating Agency..............................................................              S-16
Reallocated Principal Collections..........................................              S-36
Receivables................................................................               S-2
Reference Banks............................................................              S-28
Regulations................................................................              S-50
Relevant Cut Off Date......................................................              S-20
Required Cash Collateral Amount............................................              S-45
Required Enhancement Amount................................................          S-9,S-45
Required Reserve Account Amount............................................              S-43
Reserve Account............................................................              S-43
Reserve Account Funding Date...............................................              S-43
Revolving Period...........................................................              S-10
Seller.....................................................................               S-3
Seller Amount..............................................................              S-27
Seller Percentage..........................................................              S-27
Sellers' Interest..........................................................          S-4,S-27
Series.....................................................................               S-3
Series 1998-A..............................................................               S-3
Series 1998-A Pay Out Event................................................              S-24
Series 1998-A Termination Date.............................................              S-15
Series Investor Amount.....................................................              S-35
Series Percentage..........................................................              S-27
Servicer...................................................................               S-3
Servicing Base Amount......................................................              S-48
Servicing Fee Rate.........................................................              S-48
Shared Principal Collections...............................................              S-44
Special Tax Counsel........................................................              S-49
Subordinate Principal Collections..........................................              S-38
Supplement.................................................................               S-3
Telerate Page 3750.........................................................              S-28
Total Enhancement..........................................................               S-9
Transfer...................................................................              S-17
Trust......................................................................           S-1,S-3
Trust Pay Out Event........................................................              S-24
Trust Portfolio............................................................              S-20
Trustee....................................................................               S-3
Underwriters...............................................................              S-49
Underwriting Agreement.....................................................              S-49

                                                                         ANNEX I

                              OTHER SERIES ISSUED

     The Certificates will be the eighteenth Series to be issued by the Trust. The table below sets forth the principal characteristics of the fourteen other Series heretofore issued by the Trust and currently outstanding. Such Series are the Series 1994-B Certificates, the Series 1994-D Certificates, the Series 1995-A Certificates, the Series 1995-B Certificates, the Series 1995-C Certificates, the Series 1995-D Certificates, the Euro Series 1995-E Certificates, the Series 1995-F Certificates, the Series 1995-G Certificates, the Series 1996-A Certificates, the Series 1996-B Certificates, the Series 1996-C Certificates, the Series 1996-D Certificates and the Series 1996-E Certificates. Series 1995-B and Euro Series 1995-E were issued in offerings exempt from the registration requirements of the Act. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related Series Supplements.

SERIES 1994-B
Initial Invested Amount......................  $450,000,000
Initial Pre-Funded Amount....................  $300,000,000
Invested Amount as of December 31, 1997......  $750,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .28% per annum
                                               (capped at 12% per annum)
Class B Certificate Rate.....................  One Month LIBOR plus .53% per annum
                                               (capped at 12% per annum)
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00%
                                               per annum
Initial Enhancement Amount...................  $75,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1994-B Termination Date........  October 1, 2001
Series Issuance Date.........................  July 19, 1994
SERIES 1994-D
Initial Invested Amount......................  $600,000,000
Initial Pre-Funded Amount....................  $400,000,000
Invested Amount as of December 31, 1997......  $61,920,687
Class A Certificate Rate.....................  One Month LIBOR plus .16% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .36% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00%
                                               per annum
Initial Enhancement Amount...................  $105,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1994-D Termination Date........  September 1, 2000
Series Issuance Date.........................  October 11, 1994
SERIES 1995-A
Initial Invested Amount......................  $600,000,000
Initial Pre-Funded Amount....................  $100,000,000
Invested Amount as of December 31, 1997......  $700,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .180% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .375% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00%
                                               per annum
Initial Enhancement Amount...................  $73,500,000
Series Servicing Fee Rate....................  2% per annum

Stated Series 1995-A Termination Date........  January 1, 2003
Series Issuance Date.........................  January 18, 1995
SERIES 1995-B
Maximum Certificate Investor Amount..........  $600,000,000
Investor Amount as of December 31, 1997......  $18,000,000
Certificate Rate.............................  Commercial Paper Index
Initial Enhancement Amount...................  $41,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-B Termination Date........  November 1, 2001 (extendible)
Series Issuance Date.........................  March 22, 1995
SERIES 1995-C
Initial Invested Amount......................  $375,000,000
Initial Pre-Funded Amount....................  $200,000,000
Investor Amount as of December 31, 1997......  $575,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .20% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .34% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $60,375,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-C Termination Date........  January 1, 2005
Series Issuance Date.........................  April 27, 1995
SERIES 1995-D
Initial Invested Amount......................  $450,000,000
Initial Pre-Funded Amount....................  $150,000,000
Investor Amount as of December 31, 1997......  $600,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .19% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .32% per annum
Initial Enhancement Amount...................  $63,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-D Termination Date........  February 1, 2004
Series Issuance Date.........................  July 25, 1995
EURO SERIES 1995-E...........................  $275,000,000
Initial Invested Amount
Initial Pre-Funded Amount....................  $25,000,000
Investor Amount as of December 31, 1997......  $300,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .09% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .21% per annum
Initial Enhancement Amount...................  $31,500,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-E Termination Date........  December 15, 2000
Series Issuance Date.........................  September 6, 1995

SERIES 1995-F
Initial Invested Amount......................  $750,000,000
Initial Pre-Funded Amount....................  $100,000,000
Investor Amount as of December 31, 1997......  $850,000,000
Class A-1 Certificate Rate...................  6.05% per annum
Class A-2 Certificate Rate...................  One Month LIBOR plus .19% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .30% per annum
Initial Enhancement Amount...................  $65,875,000
Series Servicing Fee Rate....................  2% per annum
Series 1995-F Termination Date...............  August 1, 2003
Series Issuance Date.........................  November 21, 1995
SERIES 1995-G
Initial Invested Amount......................  $500,000,000
Investor Amount as of December 31, 1997......  $500,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .14% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .29% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $50,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1995-G Termination Date...............  June 2002 Distribution Date
Series Issuance Date.........................  December 15, 1995
SERIES 1996-A
Initial Invested Amount......................  $400,000,000
Initial Pre-Funded Amount....................  $100,000,000
Investor Amount as of December 31, 1997......  $500,000,000
Class A-1 Certificate Rate...................  6.0% per annum
Class A-2 Certificate Rate...................  One Month LIBOR plus .23% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .35% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $43,750,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-A Termination Date...............  November 2005 Distribution Date
Series Issuance Date.........................  January 18, 1996
SERIES 1996-B
Initial Invested Amount......................  $750,000,000
Investor Amount as of December 31, 1997......  $750,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .230% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .375% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $75,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-B Termination Date...............  January 2007 Distribution Date
Series Issuance Date.........................  March 26, 1996

SERIES 1996-C
Initial Invested Amount......................  $700,000,000
Investor Amount as of December 31, 1997......  $700,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .120% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .250% per annum
Collateral Rate..............................  No higher than Three Month LIBOR plus 1.00%
                                               per annum
Initial Enhancement Amount...................  $70,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-C Termination Date...............  November 2003 Distribution Date
Series Issuance Date.........................  May 13, 1996
SERIES 1996-D
Initial Invested Amount......................  $575,000,000
Initial Pre-Funded Amount....................  $125,000,000
Investor Amount as of December 31, 1997......  $700,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .15% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .30% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $70,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-D Termination Date...............  June 2005 Distribution Date
Series Issuance Date.........................  June 18, 1996
SERIES 1996-E
Initial Invested Amount......................  $450,000,000
Initial Pre-Funded Amount....................  $50,000,000
Investor Amount as of December 31, 1997......  $500,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .10% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .33% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00%
Initial Enhancement Amount...................  $50,000,000
Series Servicing Fee rate....................  2% per annum
Series 1996-E Termination Date...............  May 2004 Distribution Date
Series Issuance Date.........................  November 1, 1996

                                                                        ANNEX II

                       RECEIVABLES IN ADDITIONAL ACCOUNTS
                       CONVEYED TO THE TRUST BY THE BANKS

                                                                       NUMBER OF        RECEIVABLES
ASSIGNMENT         DATE RECEIVABLES                                   ADDITIONAL       IN ADDITIONAL
  NUMBER         TRANSFERRED TO TRUST      RELEVANT CUT OFF DATE      ACCOUNTS(1)       ACCOUNTS(1)
----------     ------------------------   ------------------------    -----------      -------------
     1         May 16, 1994               March 31, 1994                276,371        $ 367,091,261
     2         July 1, 1994               May 31, 1994                  157,629        $ 202,859,562
     3         August 17, 1994            July 31, 1994                 226,342        $ 351,961,171
     4         September 23, 1994         August 31, 1994               192,815        $ 299,924,106
     5         November 18, 1994          October 31, 1994              332,866        $ 406,625,727
     6         January 6, 1995            November 30, 1994             217,320        $ 316,458,944
     7         March 15, 1995             February 28, 1995             291,057        $ 348,693,399
     8         April 18, 1995             March 31, 1995                143,714        $ 168,739,171
     9         May 23, 1995               April 30, 1995                 98,330        $ 137,485,579
    10         July 18, 1995              June 30, 1995                 322,271        $ 432,984,240
    11         August 15, 1995            July 31, 1995                 126,338        $ 188,302,827
    12         August 31, 1995            August 11, 1995                67,968        $  94,548,321
    13         November 21, 1995          October 25, 1995              285,122        $ 491,863,655
    14         December 15, 1995          November 26, 1995             265,376        $ 369,389,253
    15         January 18, 1996           December 26, 1995             182,985        $ 330,263,251
    16         February 19, 1996          January 31, 1996              269,467        $ 560,543,656
    17         March 26, 1996             February 29, 1996             150,460        $ 330,531,723
    18         May 1, 1996                March 31, 1996                 68,056        $ 251,797,517
    19         May 13, 1996               March 31, 1996                219,150        $ 499,241,938
    20         June 18, 1996              April 30, 1996                244,770        $ 636,632,670
    21         June 30, 1996              May 31, 1996                   73,771        $ 200,155,226
    22         September 1, 1996          July 31, 1996                 217,130        $ 640,152,919
    23         November 1, 1996           September 30, 1996            151,051        $ 500,113,079
    24         November 1, 1996           September 30, 1996             30,631        $ 100,564,456
    25         November 15, 1996          October 31, 1996              100,603        $ 250,370,356
    26         January 17, 1996           December 31, 1996             118,232        $ 368,278,729
    27         February 14, 1997          January 31, 1997              111,777        $ 307,635,708
    28         March 14, 1997             February 28, 1997             169,598        $ 400,826,266
    29         April 18, 1997             March 31, 1997                204,546        $ 450,500,767
    30         May 14, 1997               April 30, 1997                155,299        $ 450,053,037
    31         June 13, 1997              May 31, 1997                  148,940        $ 241,091,790
    32         June 29, 1997              May 31, 1997                    5,757        $  10,065,454
    33         September 12, 1997         August 31, 1997               250,570        $ 499,607,860
    34         September 30, 1997         August 31, 1997               218,401        $ 301,830,170
    35         November 14, 1997          October 31, 1997              167,351        $ 322,443,973
    36         December 12, 1997          November 30, 1997             228,234        $ 203,845,007
    37         January 30, 1998           December 31, 1997             492,821        $ 729,961,299

---------------

(1) The amounts shown are as of the Relevant Cut Off Date.

======================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY AGENT OR UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                       ------
PROSPECTUS SUPPLEMENT
Summary of Terms.......................    S-3
Risk Factors...........................   S-17
The Bank's Credit Card Activities......   S-18
The Receivables........................   S-20
Maturity Assumptions...................   S-24
Receivable Yield Considerations........   S-25
Description of the Certificates........   S-27
Certain Federal Income Tax
  Consequences.........................   S-49
Underwriting...........................   S-49
Legal Matters..........................   S-50
Index of Principal Terms...............   S-51
PROSPECTUS
Prospectus Supplement..................      2
Reports to Certificateholders..........      2
Available Information..................      2
Incorporation of Certain Documents by
  Reference............................      2
Summary of Terms.......................      4
Risk Factors...........................     17
Formation of the Trust.................     21
Transfer and Assignment................     21
The Bank's Credit Card Activities......     23
Use of Proceeds........................     27
The Bank and Advanta Corp..............     27
Certain Legal Aspects of the
  Receivables..........................     27
Description of the Certificates........     30
Enhancement............................     59
Certain Federal Income Tax
  Consequences.........................     61
ERISA Considerations...................     66
Plan of Distribution...................     68
Underwriting...........................     68
Legal Matters..........................     69
Index of Principal Terms...............     70

======================================================
======================================================

                                    ADVANTA
                                  CREDIT CARD
                                MASTER TRUST II

                                  $966,000,000
                             CLASS A FLOATING RATE
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1998-A

                                  $86,250,000
                             CLASS B FLOATING RATE
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1998-A

                             ADVANTA NATIONAL BANK
                              SELLER AND SERVICER
                                  ------------
                             PROSPECTUS SUPPLEMENT
                                  ------------
                          UNDERWRITERS OF THE CLASS A
                                  CERTIFICATES

                              SALOMON SMITH BARNEY
                               J.P. MORGAN & CO.
                            BEAR, STEARNS & CO. INC.
                             CHASE SECURITIES INC.
                           UNDERWRITER OF THE CLASS B
                                  CERTIFICATES

                               J.P. MORGAN & CO.
======================================================